UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Quantum Fuel Systems Technologies Worldwide, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

Notice of Annual Meeting of Stockholders

To Be Held on October 27, 2011

Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) will hold its Annual Meeting of Stockholders (“Annual Meeting”) at the Hyatt Regency Irvine, 17900 Jamboree Blvd., Irvine, California 92014 on Thursday, October 27, 2011 at 1:30 p.m. PDT, or at any adjournment or postponement thereof. A Proxy Statement and Proxy Card are enclosed with this Notice of Annual Meeting of Stockholders.

We are holding this Annual Meeting for the following purposes, as more fully described in the Proxy Statement:

1.	To elect three Class I directors to our Board of Directors to serve until the 2014 annual meeting of stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of Haskell & White LLP as our independent auditors for our fiscal year ending April 30, 2012;

3.	To approve the Quantum Fuel Systems Technologies Worldwide, Inc. 2011 Stock Incentive Plan;

4.	To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers;

5.	To recommend, in an advisory and non-binding vote, the frequency of the advisory vote on the compensation of the Company’s named executive officers; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Each of the proposals discussed above is described more fully in the accompanying proxy materials. We encourage you to read these materials carefully.

Only stockholders of record at the close of business on September 1, 2011 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we urge you to vote as soon as possible to ensure that your shares are represented at the Annual Meeting. You may vote by Internet, telephone or mail, as fully-described on Page 2 of the attached Proxy Statement. You may revoke your proxy at any time. If you attend the Annual Meeting in person, you may revoke your proxy and vote in person if you wish. If your shares are held in the name of a broker, trust, bank, or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee that confirms that you are the beneficial owner of those shares.

By Order of the Board of Directors,

Kenneth R. Lombardo Corporate Secretary

Irvine, California

September 16, 2011

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 Cartwright Road

Irvine, California 92614

PROXY STATEMENT

FORM OF PROXY

ii

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 Cartwright Road

Irvine, California 92614

PROXY STATEMENT

Annual Meeting of Stockholders

To Be Held on October 27, 2011

INFORMATION REGARDING PROXIES

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Quantum Fuel Systems Technologies Worldwide, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (“Annual Meeting”) to be held on Thursday, October 27, 2011 at 1:30 p.m. PDT at the Hyatt Regency Irvine, 17900 Jamboree Blvd., Irvine, California 92014, and at any adjournment thereof. This Proxy Statement and form of Proxy Card are being first made available to stockholders on or about September 16, 2011. The Company will pay the expenses of solicitation of proxies. Solicitation will be by mail. We will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers for reasonable out-of-pocket costs for this solicitation. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may also engage a proxy solicitor to commence a calling campaign to remind unvoted shareholders to vote. If we do engage a proxy solicitor for this purpose, we would pay customary fees expected not to exceed $4,000, plus expenses.

As permitted by rules adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its 2011 Annual Report to Stockholders (“Annual Report”) available to stockholders electronically via the Internet. We believe that this approach allows us to provide our stockholders with the information they need, while making the proxy distribution process more efficient, lowering costs and lessening the environmental impact of our Annual Meeting. On September 16, 2011, we mailed to stockholders a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) containing instructions on how to access this Proxy Statement and our Annual Report and vote over the Internet. You will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and Annual Report. The Notice of Internet Availability also instructs you on how you may submit your proxy over the Internet. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

Record Date, Issued and Outstanding Shares

Our Board of Directors has fixed the close of business on September 1, 2011 as the record date (“Record Date”) for the Annual Meeting. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. As of the Record Date, there were 16,141,052 shares of our common stock issued and outstanding, which includes 49,998 shares of our Series B non-voting common stock. As such, the holders of common stock are entitled to 16,091,054 votes in connection with the Annual Meeting.

Quorum Requirement

The holders of shares representing a majority of the voting power of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or represented by proxy in order for there to be a quorum. If the shares present, in person and by proxy, do not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum. For purposes of determining if a quorum is present, abstentions and “broker non-votes” will be treated as shares that are present and entitled to vote at the Annual Meeting.

Voting and Proxies

The holders of common stock are entitled to one vote per share on any proposal presented at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Whether you hold shares directly as the stockholder of record or beneficially through a brokerage firm or financial institution, you may direct how your shares are voted without attending the meeting.

Voting Procedures for Record Holders

If on the Record Date your shares were registered directly in your name with our transfer agent, BNY Mellon Shareowner Services, or if you have unvested restricted stock awards, then you are a stockholder of record and, accordingly, may vote in person at the Annual Meeting or, alternatively, you may vote by proxy. If you want to vote by proxy, there are three ways you may vote:

•

Via the Internet. You may vote at www.proxyvote.com, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability or your Proxy Card (if you received a printed copy of the proxy materials). Votes submitted through the Internet must be received by 11:59 p.m., Eastern Time, the day preceding the Annual Meeting.

•

By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week. You will need the 12-digit control number included on your Notice of Internet Availability or your Proxy Card (if you received a printed copy of the proxy materials). Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, the day preceding the Annual Meeting.

•

By Mail. If you received printed proxy materials, you may submit your vote by completing, signing, and dating each Proxy Card received and returning it in the prepaid envelope. Proxy cards submitted by mail must be received no later than the day preceding the Annual Meeting.

Voting Procedures for Shares Owned in Street Name

If on the Record Date your shares were held in an account at a brokerage firm or financial institution, which is commonly referred to as your shares being held in “street name,” then you are the beneficial owner of those shares and the brokerage firm or financial institution holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you should have received a Notice of Internet Availability or voting instructions from the broker or other nominee holding your shares. You should follow the instructions in the Notice of Internet Availability or voting instructions provided by your broker or nominee in order to instruct your broker or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker or nominee. Shares held beneficially may be voted in person at our Annual Meeting only if you request and obtain a valid proxy or letter from the brokerage firm or financial institution that holds your account that confirms you are the beneficial owner of the shares.

Revocation of Proxy

Any proxy given pursuant to this solicitation may be revoked at any time before it is voted either by (i) signing and returning a new Proxy Card with a later date, (ii) submitting a later-dated vote by telephone or via the Internet (only your latest telephone or Internet proxy received by 11:59 p.m., Eastern Time, on October 26, 2011 will be counted), (iii) filing with our Corporate Secretary a written notice of revocation which must be dated later than the date of the proxy being revoked, OR (iv) attending the Annual Meeting and voting in person. If your shares are held in “street name,” you will need to bring a proxy or letter from the broker or other nominee that holds your account that confirms that you are the beneficial owner of those shares. Any written notice of revocation should be sent to the attention of our Corporate Secretary at 17872 Cartwright Road, Irvine, CA 92614.

Broker Non-Votes

The NYSE has rules that govern brokers who have record ownership of listed company stock (including stock such as ours that is listed on The NASDAQ Global Market) held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“routine matters”), but do not have the discretion to vote uninstructed shares as to certain other matters (“non-routine matters”). A “broker non-vote” occurs when a broker has not received voting instructions from a beneficial owner on a non-routine matter and therefore cannot vote such beneficial owner’s shares on the matter. Under NYSE interpretations, Proposals 1 (election of directors), 3 (approval of stock incentive plan), 4 (advisory vote on executive compensation), and 5 (advisory vote on frequency of advisory vote on executive compensation) are considered non-routine matters. However, since broker non-votes are not counted in any vote requiring a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 3, 4 and 5), broker non-votes will have no affect on the outcome of any of these proposals. Proposal 2 (ratification of auditors) is considered a routine matter and thus we do not expect to receive any broker non-votes on this proposal.

Votes Required

Directors are elected by a plurality of the votes of the shares of common stock represented and voted at the Annual Meeting. If you withhold your vote for a particular nominee, then your vote will not count “for” such nominee. Broker non-votes will not be treated as votes cast with respect to the election of directors, and thus, will have no effect on the outcome of the election of directors.

Approval of Proposals 2 and 3 requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the votes.

Approval of Proposal 4 requires the affirmative vote of the holders of a majority of the shares of our common stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will be counted toward the tabulation of votes cast and, therefore, will have the same effect as a negative vote. Broker non-votes will have no effect on the outcome of the vote. The advisory vote on executive compensation is non-binding on the Board of Directors.

For Proposal 5, the advisory vote on the frequency of future advisory votes on executive compensation, the option of every one, two or three years that receives the highest number of votes in favor will be the frequency that is selected by the stockholders. Abstentions and broker non-votes will have no effect on the outcome of the vote. The advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board of Directors.

Proxies received with no election marked will be voted in accordance with the Board of Director’s recommendation for each proposal.

No matter currently is expected to be considered at the Annual Meeting other than Proposals 1 through 5, which are set forth in the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), gives our Board of Directors the authority to fix, from time to time, the size of our Board; provided that, the number shall not be less than four nor more than eleven. The size of our Board is currently fixed at seven members. In accordance with our Certificate of Incorporation and Amended and Restated Bylaws (“Bylaws”), the terms of office of our Board of Directors are divided into three classes as nearly equal in size as possible with staggered three-year terms: Class I, whose term will expire at the upcoming Annual Meeting to be held on October 27, 2011, Class II, whose term will expire at the annual meeting of stockholders for fiscal year 2012, and Class III, whose term will expire at the annual meeting of stockholders for fiscal year 2013. Our Class I directors are Paul E. Grutzner, Brian A. Runkel and Carl E. Sheffer, our Class II directors are G. Scott Samuelsen and Jonathan Lundy, and our Class III directors are Alan P. Niedzwiecki and Dale L. Rasmussen.

At each annual meeting of stockholders, the successors to the directors whose terms will then expire are elected to serve from the time of their election and qualification until the third annual meeting following their election or until their successors have been duly elected and qualified, or until their earlier resignation or removal. The classification of our Board of Directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of our company.

Voting Information

Although our Board of Directors anticipates that each nominee will be available to serve as a director, if any does not accept the nomination, or is otherwise unwilling or unable to serve, our Board may take one of the following actions: recommend a substitute nominee, in which case your proxy will be voted FOR the substitute nominee, reduce the number of directors to eliminate the vacancy, or fill the vacancy at a later date in accordance with our Bylaws.

A stockholder submitting a proxy may only vote on the nominees named in this Proxy Statement for election to our Board of Directors. Directors are elected by a plurality of votes. Abstentions and broker non-votes, while included for purposes of satisfying the quorum requirement for the Annual Meeting, will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

Information About Directors and Nominees for Election

Below is the name and age of each nominee standing for election at the Annual Meeting and for each of our other directors, the year in which each first became a director, his principal occupation and certain other pertinent information:

Nominees for Election for a Term Continuing Until the Annual Meeting for Fiscal Year 2014

Paul E. Grutzner, age 46, has served as one of our directors since July 2005. Mr. Grutzner founded ClearPoint Financial, LLC, an independent pension consulting firm, in 2002, and currently serves as its Managing Partner. Prior to founding ClearPoint Financial, LLC, Mr. Grutzner held positions consulting on retirement plans with RBC Dain Rauscher and CIBC Oppenheimer. He received a B.S. in Agricultural Economics and Sociology from the University of Wisconsin, Madison.

Brian A. Runkel, age 49, has served as one of our directors since July 2002. Since 1993, Mr. Runkel has served as President of Runkel Enterprises, an environmental consulting firm. Mr. Runkel also serves as Executive Director of the California Environmental Business Council, a non-profit trade and business association representing the California environmental technology and services industries. He received a B.A. in International Relations from George Washington University, and a J.D. from Harvard Law School.

Carl E. Sheffer, age 65, has served as one of our directors since March 2005. Mr. Sheffer is President of Sheffer Enterprises, LLC, a consulting organization focused on the automotive industry, and has over 38 years of experience in the automotive industry. Prior to forming Sheffer Enterprises, Mr. Sheffer was Vice President, OEM Relations, for the Specialty Equipment Market Association (“SEMA”). During his 8 1/2 years with SEMA, Mr. Sheffer was responsible for all of the association’s interactions with the original equipment manufacturers (OEMs), including trade show participation, technology transfer programs, new vehicle measuring sessions and various dealer relations initiatives. Between 1972 and 1999, Mr. Sheffer held a variety of roles in human resources management, manufacturing, public relations and public policy for General Motors Corporation. Mr. Sheffer received a B.S. in business administration from Central Michigan University and a Master’s degree from Oakland University.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THESE NOMINEES.

Directors Whose Terms Continue Until the Annual Meeting for Fiscal Year 2012

G. Scott Samuelsen, age 68, has served as one of our directors since July 2002. Since 1970, Dr. Samuelsen has been a professor at the University of California, Irvine, and is today a Professor of Mechanical, Aerospace and Environmental Engineering. Henry Samueli Endowed Chair, and serves as the Director of the National Fuel Cell Research Center, the UCI Combustion Laboratory, and the Advanced Power and Energy Program. He also serves a co-Chair of the California Stationary Fuel Cell Collaborative, and a Fellow of the American Society of Mechanical Engineers. Dr. Samuelsen received B.S., M.S. and Ph.D. degrees in Mechanical Engineering from the University of California, Berkeley.

Jonathan Lundy, age 48, was appointed to our Board of Directors on April 16, 2010 in connection with our acquisition of Schneider Power Inc. Mr. Lundy is currently serving as Senior Vice President, General Counsel and Corporate Secretary of Atomic Energy Canada Limited, a full-service nuclear energy company that provides services to nuclear utilities around the world. Prior to joining Atomic Energy, Mr. Lundy was the Chief Executive Officer of Schneider Power where he also served on the board of directors and the audit and compensation committees. Mr. Lundy’s prior experience includes seven years as an executive officer of Hydrogenics Corporation where he served as President-Power and Generation from 2004 through 2007 and as Vice President-Corporate Development and General Counsel from 2000 through 2004. Mr. Lundy also previously worked as a corporate and securities lawyer at each of Osler, Hoskin and Harcourt LLP and Heenan Blaikie LLP in Toronto, Canada. Mr. Lundy received a Bachelor of Arts and Bachelor of Laws from the University of Western Ontario.

Directors Whose Terms Continue Until the Annual Meeting for Fiscal Year 2013

Alan P. Niedzwiecki, age 54, has served as our President and on our Board of Directors since February 2002, and was appointed as our Chief Executive Officer in August 2002. Mr. Niedzwiecki served as our Chief Operating Officer from November 2001 until he was appointed as our Chief Executive Officer in August 2002. From October 1999 to November 2001, Mr. Niedzwiecki served as our Executive Director of Sales and Marketing. From February 1990 to October 1999, Mr. Niedzwiecki was President of NGV Corporation, an engineering and marketing/commercialization consulting company. Mr. Niedzwiecki has more than 25 years of experience in the alternative fuels industry in product and technology development and commercialization relating to mobile, stationary power generation and refueling infrastructure solutions. Mr. Niedzwiecki is a graduate of Southern Alberta Institute of Technology.

Dale L. Rasmussen, age 61, has served as a member of our Board of Directors since October 2000, and was appointed as Chairman of the Board in February 2002. On May 1, 2006, Mr. Rasmussen became a full-time employee of the Company. His areas of responsibility include acquisitions, joint ventures, strategic alliances and investor and stockholder relations. Mr. Rasmussen was the Senior Vice President and Secretary of IMPCO Technologies, Inc., a Delaware corporation, from 1989 through 2005. Prior to joining IMPCO, Mr. Rasmussen was a commercial banker for twelve years and was responsible for managing the bank’s investment portfolio and branch and corporate development. Mr. Rasmussen is a graduate of Western Washington University and Pacific Coast Banking School, University of Washington.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of each class of our securities as of August 31, 2011. It shows shares beneficially owned by each of the following:

•	each person or group of affiliated persons known by us to beneficially own more than 5% of any class of our outstanding voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all current directors and named executive officers as a group.

We have determined the beneficial ownership shown in this table in accordance with the rules of the SEC. Under those rules, if a person held options or warrants to purchase shares of our common stock that were currently exercisable or exercisable within 60 days of August 31, 2011, those shares are included only in that person’s reported holdings and in the calculation of their percentage ownership of our common stock. As a result, the beneficial ownership percentage of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 31, 2011. Except as otherwise provided herein, the percentage of beneficial ownership is based on 16,091,054 shares of common stock as of August 31, 2011 and does not reflect the 49,998 shares of Series B nonvoting common stock that were outstanding on such date. General Motors owns 100% of the outstanding shares of Series B common stock, which shares will convert on a one-for-one basis into shares of our common stock in the event General Motors transfers such shares to a person that is not controlled by, or under common control with, General Motors. To our knowledge, each person named in the table has sole voting and investment power over the shares listed by that person’s name, except where we have shown otherwise in the footnotes or where community property laws affect ownership rights. Except where we show otherwise, the address of each person in this table is: c/o Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, California 92614.

Name of Beneficial Owner	Shares	Percent
Greater than 5% Stockholders:
WB QT, LLC (1) 3033 Excelsior Blvd., Suite 300 Minneapolis, MN 55416	1,711,205	9.99%

Capital Ventures International (2) One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies	1,398,164	7.99%

Heights Capital Management, Inc. (2) One Capital Place P.O. Box 1787 GT Grand Cayman, Cayman Islands British West Indies	1,398,164	7.99%

MOG Capital, LLC (3) 2 Rector Street, Third Floor New York, New York 10006	1,282,256	7.97%

Named Executive Officers and Directors:
Dale L. Rasmussen (4)	51,625	*
Alan P. Niedzwiecki (5)	60,020	*
W. Brian Olson (6)	49,343	*
Kenneth R. Lombardo (7)	17,895	*
David M. Mazaika (8)	13,125	*
Brian A. Runkel (9)	7,824	*
G. Scott Samuelsen (10)	8,612	*
Carl E. Sheffer (11)	5,620	*
Paul E. Grutzner (12)	5,547	*
Jonathan Lundy(13)	2,754	*
All current directors and executive officers as a group (10 persons) (14)	222,355	1.37%

*	Represents less than 1%.

(1)	Includes 1,038,129 shares beneficially owned that are issuable (i) upon conversion of principal due upon conversion of convertible notes held by WB QT, LLC (“WB QT”), (ii) in payment of approximately $2.75 million of principal due under a promissory note held by WB QT that is payable upon demand which the Company has the right to pay using shares of its common stock if the Company’s price per share is at least $2.00 per share at the time the payment is due, and/or (iii) upon exercise of warrants, and excludes (x) 103,846 shares issuable upon exercise of a warrant issued on July 6, 2011 because such warrant is not exercisable within 60 days of August 31, 2011 and (y) 4,694,896 shares of common stock in the aggregate issuable upon conversion of the convertible notes, in payment of the demand promissory note, and upon exercise of the warrants because such instruments are subject to limitations on exercise or conversion under which the holder thereof does not have the right to exercise such debt conversion or warrant exercise to the extent (but only to the extent) that such exercise would result in beneficial ownership by the holder thereof, together with its affiliates, of more than 4.9%, 4.99% or 9.99% (as applicable) of the common stock. Without such limitations on exercise or conversion, WB QT would beneficially own 6,509,948 shares of common stock. Andrew J. Redleaf, in his capacity as the managing member of WB QT and Whitebox Advisors, LLC has sole voting control and investment discretion over the securities held by WB QT. Whitebox Advisors, LLC and Andrew J Redleaf disclaims beneficial ownership of these shares. This information is based on information received from WB QT on September 7, 2011.
(2)	Includes 1,398,694 shares that are issuable upon exercise of warrants. Heights Capital Management, Inc. serves as investment manager to Capital Ventures International. Therefore, Heights Capital Management, Inc. and Capital Ventures International have joint voting and dispositive power with respect to the shares, such that each entity is deemed to beneficially own the entire 1,398,694 shares. Capital Ventures International and Heights Capital Management disclaim any beneficial ownership of any such shares, except for their pecuniary interest therein. This information was derived from Schedule 13G filed by Capital Ventures International on February 11, 2011 and updated by the Company for transactions occurring after February 11, 2011.
(3)	Excludes 769,354 shares that are issuable upon the exercise of a warrant issued on June 15, 2011 because such warrant is not exercisable within 60 days of August 31, 2011. Without such limitation on exercise, MOG Capital, LLC would beneficially 2,051,610 shares of common stock. Jason Adler, in his capacity as managing member of MOG Capital, LLC has voting and dispositive power over the securities held by MOG Capital, LLC. Mr. Adler disclaims beneficial ownership of such securities. This information is based on information received from MOG Capital, LLC on September 6, 2011.
(4)	Includes 12,500 shares of restricted stock that vests on August 2, 2013, and 33,159 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(5)	Includes 12,500 shares of restricted stock that vests on August 2, 2013, and 39,217 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(6)	Includes 12,500 shares of restricted stock that vests on August 2, 2013, and 29,078 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(7)	Includes 8,750 shares of restricted stock that vests on August 2, 2013 and 8,645 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(8)	Includes 7,500 shares of restricted stock that vests on August 2, 2013 and 5,625 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(9)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 5,524 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.

(10)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 5,702 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(11)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 3,264 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(12)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, and 2,797 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011.
(13)	Includes 1,250 shares of restricted stock that vests on August 2, 2013, 562 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011 and 472 shares owned by spouse.
(14)	Includes an aggregate of 60,000 shares of restricted stock, 133,573 shares issuable upon exercise of outstanding options that are currently exercisable or will become exercisable within 60 days after August 31, 2011 and 472 shares owned by Mr. Lundy’s spouse. All shares of unvested restricted stock may be voted by the holders thereof at meetings of our stockholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on review of the copies of such reports furnished to us or advice that no filings were required, during fiscal year 2011 all directors, executive officers, and greater than 10% beneficial owners complied with the Section 16(a) filing requirements.

Compensation of Directors

Board Membership and Board Meeting Fees

During fiscal year 2011, our non-employee directors were each paid $30,000 for membership on our Board of Directors. Non-employee directors also received an attendance fee of $2,500 for regularly scheduled quarterly meetings and an attendance fee ranging from $1,000 to $2,500 for special meetings, with the amount of the fee dependent on the length and nature of the special meeting. Non-employee directors were also reimbursed their reasonable travel-related expenses for meetings attended in person.

Committee Fees

Our non-employee directors receive a fee for serving on committees and attending committee meetings. For fiscal year 2011, the chairperson of our Audit Committee was paid an annual fee of $20,000, the chairperson of our Compensation Committee was paid an annual fee of $10,000, and the chairperson of our Nominating and Governance Committee was paid an annual fee of $5,000. The non-chair members of our Audit Committee were paid an annual fee of $5,000. Members of each committee also received $1,000 for each committee meeting attended. If a non-employee director serves on more than one committee and attended multiple meetings of the same or different committees on the same day, the director received a single fee of $1,000 for those meetings, or if the committee meeting was held on the same day as a Board meeting, the director received only the applicable Board meeting fee.

Stock Awards

Non-employee directors are eligible to participate in our 2002 Stock Incentive Plan and will be eligible to participate in our 2011 Stock Incentive Plan if approved by stockholders at the Annual Meeting. Non-employee directors are entitled to receive a one-time grant of stock options to purchase up to 1,000 shares of our common stock when first elected or appointed to serve on our Board of Directors, and an annual grant of stock options to purchase 1,000 shares of our common stock, unless waived. Additional stock option grants and restricted stock grants to directors are at the discretion of management and our Board of Directors. On August 2, 2010, all of our directors were granted 1,250 shares of restricted stock which vest on August 2, 2013 and options to purchase up to 1,250 shares of our common stock (which includes the annual grant of 1,000 options) which vest ratably over four years. The estimated grant date fair value of the awards is reflected in the Director Compensation table below. On August 15, 2011, our Board of Directors increased the annual grant of stock options that non-employee directors are entitled to receive to 10,000 shares.

Director Compensation for 2011

The table below sets forth the compensation paid to the Company’s directors (excluding directors that are also named executive officers) for fiscal year 2011.

Name	Fees Earned or Paid in Cash	Stock Awards (1)(2)	Option Awards (2)(3)	Total
Paul E. Grutzner	$81,000	$14,750	$11,000	$106,750
Brian A. Runkel	$71,000	$14,750	$11,000	$96,750
G. Scott Samuelsen	$75,000	$14,750	$11,000	$100,750
Carl E. Sheffer	$46,000	$14,750	$11,000	$71,750
Jonathan Lundy	$46,233	$14,750	$11,000	$71,983

(1)	Amounts listed in this column represent the fair value of the stock award determined on the August 2, 2010 grant date using the closing stock price on the grant date. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 in Note 12 of the Notes to Consolidated Financial Statements.
(2)	The table has been adjusted to reflect the effects of the Company’s 1-for-20 reverse stock split implemented on February 8, 2011.
(3)	Amounts listed in this column represent the fair value of the option awards estimated on the grant date using Black-Scholes option-pricing formula. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 in Note 12 of the Notes to Consolidated Financial Statements.

CORPORATE GOVERNANCE

Meetings of the Board of Directors

During fiscal year 2011, there were a total of nine meetings of the Board of Directors. Each director attended, either in person or by telephone, all of the meetings of the Board and the committees of the Board on which he served during his tenure.

Board Independence

Nasdaq listing standards require that a majority of the members of a listed company’s board of directors qualify as “independent,” as defined under Nasdaq Listing Rules and as affirmatively determined by the board of directors. After review of all the relevant transactions or relationships between each director (and his family members) and the Company, senior management, and our independent auditors, our Board of Directors has affirmatively determined that at all times during the 2011 fiscal year, four of the seven directors (Messrs. Grutzner, Runkel, Samuelsen and Sheffer) were independent directors within the meaning of applicable Nasdaq rules.

Policy on Meetings of Independent Directors

The Board of Directors has adopted a policy that its independent members shall meet separately on a regular basis in executive session without the presence of its non-independent members or members of management.

Board Leadership Structure and Risk Oversight

Our Chief Executive Officer and Chairman of the Board positions have been separated since our inception in 2002. We believe this structure is most appropriate for us as it allows our Chief Executive Officer to focus on day-to-day direction of the Company in furtherance of the long-term strategy established by our Board of Directors, while our Chairman of the Board is able to provide strategic guidance to our Chief Executive Officer, handle issues related to stockholder relations, and set the agenda for and preside over our Board of Director meetings. Because our Chairman of the Board is an employee of the Company and is therefore not “independent,” he does not attend in camera sessions of “non-employee” directors. Although we do not have a formal policy in place regarding who presides over in camera sessions, historically that role has been performed by the Chairman of our Audit Committee. Our “non-employee” directors generally conduct in camera sessions on a quarterly basis.

Our Board of Directors is responsible for the oversight of risks facing the Company. To that end, the Board of Directors receives regular updates from management and the Chairman of each of our committees. The Board of Directors evaluates risks separately and collectively, including oversight of (i) the financial condition of the Company, (ii) the Company’s long-term strategy, (iii) the overall industry, (iv) pending or threatened material legal matters, (v) new developments in regulatory matters, (vi) succession planning, and (vii) other corporate governance matters.

While our Board of Directors has the ultimate oversight responsibility for our risk management process, various committees of our Board of Directors also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and the assessments of risks reflected in audit reports. Legal and regulatory compliance risks are also reviewed by our Audit Committee. Risks related to our compensation programs are reviewed by the Compensation Committee. Risks related to succession planning and other corporate governance matters are reviewed by the Nominating and Governance Committee. Our Board of Directors is advised by its committees of significant risks and management’s response usually on a quarterly basis.

Stockholder Communications with Directors

We have established a process by which stockholders can communicate with our Board of Directors. Stockholders may communicate with the Board of Directors, or an individual member of the Board of Directors, by sending their communications to the Board of Directors to the following address:

Board of Directors of

Quantum Fuel Systems Technologies Worldwide, Inc.

c/o Corporate Secretary

17872 Cartwright Road

Irvine, CA 92614

Communications received from stockholders are forwarded directly to the Board of Directors, or to any individual member or members, as appropriate, depending on the facts and circumstances outlined in the communication. The Board of Directors has authorized our Corporate Secretary, in his or her discretion, to exclude communications that are patently unrelated to the duties and responsibilities of the Board of Directors, such as spam, junk mail and mass mailings. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out by the Corporate Secretary pursuant to the policy will be made available to any non-management director upon request.

Board Member Attendance at the Annual Meeting

The Board of Directors’ policy with regard to Board members’ attendance at the annual meetings of stockholders is that attendance is not mandatory but members are encouraged to attend, either in person, by telephone or by other similar means of live communication (including video conference or webcast). All Board members attended the annual meeting for fiscal year 2010 held on October 11, 2010.

Committees of the Board of Directors

Audit Committee.  The members of our Audit Committee are Messrs. Grutzner (Chair), Runkel and Samuelsen. During fiscal year 2011, there were seven meetings of the Audit Committee. The Audit Committee reviews our accounting and auditing procedures, reviews our audit and examination results and procedures and consults with our management and our independent auditors prior to the presentation of our financial statements to stockholders. The Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors and reviews the independence of the independent auditors as a factor in making these determinations. The Audit Committee meets alone with our independent auditors and with management in separate executive sessions and grants our independent auditors free access to the Audit Committee at any time.

The Board of Directors has determined that each current member of the Audit Committee (i) meets the criteria for independence set forth in applicable SEC rules and regulations, including Rule 10A-3(b) under the Exchange Act, (ii) is an “independent” director as defined in applicable Nasdaq Listing Rules, including Rule 5605(a)(2) thereof, (iii) has not participated in the preparation of our financial statements at any time during the past three years, and (iv) is able to read and understand fundamental financial statements. The Board of Directors has determined that Paul E. Grutzner has the requisite financial sophistication required under Rule 5605(c)(2) of the Nasdaq Listing Rules and has the requisite attributes of an “audit committee financial expert” in accordance with Item 407(d)(5) of Regulation S-K.

The Board of Directors has adopted a formal Audit Committee Charter, which is available on our website at www.qtww.com under “Company-Corporate Governance-Corporate Governance Charter.”

Compensation Committee.  The members of our Compensation Committee are Messrs. Grutzner, Runkel and Samuelsen (Chair), each of whom is “independent” under applicable Nasdaq rules. During fiscal year 2011, there were eight meetings of the Compensation Committee. The Compensation Committee reviews and makes recommendations to our Board of Directors concerning salaries and incentive compensation for our officers and employees, identifies performance measures for our executive officers, oversees the administration of our employee benefit plans and approves new plans. The Compensation Committee administers our 2002 Stock Incentive Plan and will administer our 2011 Stock Incentive Plan if approved by stockholders at the Annual Meeting.

The Board of Directors has adopted a formal Compensation Committee Charter, which is available on our website at www.qtww.com under “Company-Corporate Governance-Corporate Governance Charter.”

Nominating and Governance Committee.  The members of our Nominating and Governance Committee are Messrs. Grutzner, Runkel (Chair) and Sheffer, each of whom is “independent” under applicable Nasdaq rules. During fiscal year 2011, there were two meetings of the Nominating and Governance Committee. The Nominating and Governance Committee is responsible for identifying and recommending qualified individuals to become members of our Board of Directors, determining the composition of the Board and its committees, reviewing Board compensation and benefits, reviewing our compliance with the applicable Nasdaq qualitative listing standards, evaluating compliance with our code of ethics, and implementing processes for effective communication with our stockholders, including reviewing stockholder proposals properly submitted to us.

The policy of the Nominating and Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on our Board of Directors. In evaluating such recommendations, the Nominating and Governance Committee will address membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to:

Board of Directors of

Quantum Fuel Systems Technologies Worldwide, Inc.

c/o Corporate Secretary

17872 Cartwright Road

Irvine, CA 92614

In addition, our Bylaws permit stockholders to directly nominate directors at an annual stockholder meeting. For information about directly nominating a director candidate for consideration at an annual stockholder meeting, see “Proposals of Stockholders” on page 40 of this Proxy Statement.

The Board of Directors has adopted a formal Nominating and Governance Committee Charter, which is available on our website at www.qtww.com under “Company-Corporate Governance-Corporate Governance Charter.”

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee is responsible for monitoring the size and composition of our Board of Directors and for considering and making recommendations to the Board of Directors with respect to nominations or elections of directors. The Nominating and Governance Committee will consider candidates proposed by our management or by our stockholders, but is not limited to such candidates. All candidates are evaluated in connection with the criteria set forth below in “Director Qualifications.” Candidates who meet the criteria are interviewed. Based on the interview, the Nominating and Governance Committee recommends candidates to the Board of Directors who meet the criteria for nomination or appointment consideration. Stockholders who wish to submit a recommendation for a candidate must do so in writing. See “Nominating and Governance Committee” under “Committees of the Board of Directors” above. For information about directly nominating a director candidate for consideration at an annual stockholder meeting, see “Proposals of Stockholders” on page 40 of this Proxy Statement for more information.

Director Qualifications

The charter of the Nominating and Governance Committee provides that director nominees be evaluated on factors that the Nominating and Governance Committee considers appropriate, which may include, among other criteria: personal and professional integrity, demonstrated exceptional ability and judgment, broad experience in business, finance or administration, familiarity with our industry, ability to serve the long-term interests of our stockholders, and sufficient time available to devote to our affairs. The Nominating and Governance Committee must also take into account, as applicable, the satisfaction of any independence requirements or other director qualification standards imposed by applicable laws, regulations or listing rules of the Nasdaq Stock Market (or other applicable regulatory agency).

The Company has a mandatory age limit policy that provides that a director nominee cannot be over the age of 72 and an incumbent director that attains the age of 72 during his or her term cannot be re-nominated following expiration of such term.

Although we do not have a formal diversity policy, we believe that it is important that our directors have diverse backgrounds, qualifications and skill sets. Our Nominating and Governance Committee is responsible for ensuring that diversity considerations are considered and discussed in connection with each potential nominee, as well as the Board as a whole. We believe that each of our directors brings a strong and unique background and set of skills to our Board of Directors, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, private equity, finance, renewable energy, manufacturing, marketing, environmental, legal, and automotive. The information presented below regarding each director’s specific experience, qualifications, attributes and skills are what led our Board to the conclusion that each such individual has the skills and qualifications desired of our Board of Directors.

Dale L. Rasmussen has served on our Board of Directors since 2000 and as our Chairman since 2002. Mr. Rasmussen brings to the Board his extensive experience in the alternative fuel and renewable energy industries, banking and corporate finance. Mr. Rasmussen has served on the boards of over a dozen private and public companies and during his career was instrumental in helping these companies raise nearly a billion dollars in equity capital and growing their market capitalization.

Alan P. Niedzwiecki has served on our Board and as our President and Chief Executive Officer since 2002. Mr. Niedzwiecki brings to the Board his proven leadership experience and over 25 years of experience in the alternative fuels industry, in particular, in product and technology development and commercialization relating to mobile, stationary power generation and refueling infrastructure solutions.

Brian A. Runkel brings to the Board his extensive background in a broad range of environmental and green energy issues including renewable energy markets, green transportation regulations, laws and markets, and general environmental laws and regulations. Mr. Runkel has been extensively involved with the environmental and energy industries for over 20 years, both as a lawyer, regulator/political appointee within Federal and California environmental agencies, and as a private sector consultant to the environmental technology and green energy industries. Mr. Runkel also provides valuable and extensive management and financial/budgeting experience, both from managing large agencies and projects within the State of California government, and also as the long-time executive director of one of the leading trade associations for the California environmental industry. In this latter role, Mr. Runkel has advised numerous start-up leading edge environmental and green energy technology companies on various issues that also affect the Company, including market development, export-related issues, government certifications, grants and contracts, strategic planning, and regulatory issues.

G. Scott Samuelsen brings to the Board a vast range of skills and experience in the alternative energy market, including research, publications and teaching of energy in general, fuel cell technology, the hydrogen economy, alternative fuels, hydrogen and electric vehicles, renewable energy, distributed generation, and environmental quality in particular. Mr. Samuelsen is the Director of a major energy research center with over sixty staff, students and contributing faculty, and is responsible in such role for the technical, business and agency relations, and fiscal viability of the program.

Carl E. Sheffer has been involved in the automobile industry for the past 39 years in various capacities. He achieved executive status within the General Motors corporate structure following numerous jobs with diversified responsibilities. Mr. Sheffer’s achievements at General Motors were key factors in being selected and hired as the first Vice President, OEM Relations for the SEMA organization, a non-profit organization consisting of seven thousand member companies globally whose business is focused on the automotive accessory aftermarket. He has done consulting work for several member companies following his departure from SEMA in 2007. Mr. Sheffer was selected to be a member of our Board of Directors in 2005 based on his extensive knowledge of the automotive industry and his personal relationships with numerous high-level executives at the various automobile manufacturers.

Paul E. Grutzner has 23 years of experience in the financial industry. Mr. Grutzner has over 14 years of experience with major broker/dealers and has served as managing director for a leading independent retirement plan consulting firm for the past 10 years. Mr. Grutzner brings to the Board extensive executive management experience in business development and strategic planning.

Jonathan Lundy brings to the Board proven leadership skills, a thorough understanding of renewable and alternative energy markets and broad executive management experience in strategic and business development, business planning and operations. Mr. Lundy also has extensive experience in public market legal and corporate governance issues and corporate finance.

Code of Conduct

We have adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics is posted on our website at www.qtww.com under “Company-Corporate Governance-Code of Ethics.” In addition, we will provide to any person a copy of our Code of Business Conduct and Ethics upon written request to:

Quantum Fuel Systems Technologies Worldwide, Inc.

Attn: Corporate Secretary

17872 Cartwright Road

Irvine, CA 92614

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This discussion and analysis addresses the Company’s and the Compensation Committee’s compensation philosophy and the material elements of compensation packages for the Company’s named executive officers. As used in this Proxy Statement, the term “named executive officers” means the Company’s Chief Executive Officer, Chairman of the Board, Chief Financial Officer, Chief Operating Officer and Vice President-Legal.

Compensation Objectives and Philosophy

The objective of the Company’s executive compensation program is to create long-term value for the Company’s stockholders by offering a compensation package to the Company’s named executive officers that is designed to (i) attract talented individuals with unique skill sets and experience in the renewable energy sector, (ii) incentivize and motivate those talented individuals to apply their unique skill sets at a superior level and in furtherance of the Company’s strategic plan, (iii) reward those individuals for extraordinary contributions to the Company and major achievements, and (iv) retain those talented and motivated individuals to lead the Company’s future development, growth and success.

The Compensation Committee believes that in order to achieve the Company’s compensation objectives it is important to offer the named executive officers a compensation package that provides total compensation that is competitive to packages offered by other companies in the same or similar industries. To ensure competitiveness, the Compensation Committee considers benchmarking data, internet-based compensation information and resources, and, as needed, the advice of one or more compensation consultants. All compensation consultants are engaged directly by the Compensation Committee. In 2005, ECG Advisors, LLC prepared a compensation study which included benchmarking data of a select “peer” group consisting of the following comparable companies: Hydrogenics, FuelCell Energy, Ballard, Featherlite, Collins Industries, Miller Industries, R&B, Inc., TransPro, Inc. and Noble International. The Compensation Committee used the ECG Advisors, LLC report to establish the current compensation program. In October 2008, the Compensation Committee engaged Semler Brossy Consulting Group, LLC (“Semler Brossy”) to provide updated benchmarking data with respect to the compensation package offered to the Company’s Chief Executive Officer and to provide the Committee with advice on sound Committee governance practices. The report prepared by Semler Brossy included a select “peer” group consisting of the following comparable companies: PMFG, Inc., American Superconductor Corp., TASER International, Inc., Graham Corporation, Fuel Cell Energy, Inc., Evergreen Solar, Inc., Maxwell Technologies, Inc., Satcon Technology Corporation, Verenuim Corporation, MOCON, Inc., Valence Technology, Inc., Plug Power, Inc., Syntroleum Corporation, and Ener1, Inc.

The primary elements of the compensation package provided to the named executive officers consists of a base salary, discretionary cash bonus, discretionary grant of equity awards under the Company’s 2002 Stock Incentive Plan, employment-related benefits, and certain limited perquisites. On an annual basis, the Compensation Committee performs a review of the compensation package for each of the named executive officers and makes any adjustments or modifications that it deems reasonable and necessary in light of the Company’s compensation philosophy and objectives. In performing its review, the Compensation Committee first receives a proposal from the Chief Executive Officer which sets forth the Chief Executive Officer’s recommendations for the other named executive officers regarding (i) salary adjustments, (ii) the amount of discretionary cash bonus, if any, and (iii) the number of equity incentive awards, if any. The Compensation Committee then considers such recommendations along with various other objective and subjective factors, such as the named executive officer’s individual performance and extraordinary contributions during the year, the Company’s performance, stock performance, and the desire or need to ensure that the named executive officer remains in the Company’s employ. The compensation package for the Chief Executive Officer is determined solely by the Compensation Committee. The Compensation Committee reviews each element of compensation separately and in the aggregate when making its decisions. In years when discretionary cash bonuses and equity awards are granted, the Compensation Committee also considers the Company’s cash resources and short-term needs in determining the appropriate allocation between the awards. The Compensation Committee has reviewed the compensation policies and practices and concluded that they do not reward unreasonable risk or promote excessive risk-taking that is reasonably likely to have a material adverse effect on the Company.

Each of the named executive officers has an Employment Agreement with the Company, except for the Chief Operating Officer. The Compensation Committee establishes and approves all Employment Agreements and terms of employment based on input from the Chief Executive Officer, Chief Operating Officer, Chairman of the Board, and/or Vice President-Legal and the recommendations of outside compensation consultants as required and engaged by the Compensation Committee.

The Compensation Committee is currently working on establishing a performance based pay system that the Compensation Committee expects to implement during the 2012 fiscal year.

Components of Executive Compensation

Base Salary

The overall compensation package is weighted toward a high base salary. The Compensation Committee believes that a high base salary is necessary to attract individuals that possess the unique skill set needed for the development and growth of a young company in an emerging industry, and to assure retention of that unique skill set and associated experience, relationships and competitive advantage. The base salaries of the executive officers are determined on the basis of each individual’s responsibilities, qualifications, experience and extraordinary contributions to the Company during the preceding year, as well as the salary practices of the peer group and other companies with which the Company competes for executive talent.

The Compensation Committee reviews the base salaries of the Company’s executive officers at least annually in accordance with the criteria set forth above. The weight that the Committee places on different factors may vary from individual to individual, and necessarily involves both objective (e.g., new contracts awarded during the fiscal year) and subjective (e.g., successful external relationships established) measurements of individual performance.

For fiscal year 2011, the named executive officers received the same base salary that they received in fiscal year 2010. The Compensation Committee based its decision not to increase the base salary of any named executive officers on the following factors: (i) the Chief Executive Officer recommended no increase in base salaries, (ii) the base salary provided to the named executive officers remains highly competitive, (iii) the financial performance of the Company, and (iv) the Company’s need to manage its cost structure.

Discretionary Cash Bonus

Each executive officer is eligible to receive a discretionary cash bonus on an annual basis. Cash bonuses are awarded solely at the discretion of the Compensation Committee and are intended to reward outstanding efforts and contributions made during the applicable fiscal year. As a general policy, discretionary cash bonuses, if any, are awarded at or near the end of the fiscal year. However, on occasion the Compensation Committee may award a cash bonus during the course of the fiscal year to reward exemplary and outstanding performance on a particular transaction or project. The Compensation Committee makes its determination as to whether to grant a discretionary annual cash bonus based on the recommendations made by the Chief Executive Officer (for each of the other named executive officers) as well as various individual and Company performance factors such as (i) revenue and EBITDA for the fiscal year compared to prior year and budget, (ii) stock performance, (iii) the executive’s individual performance during the year, (iv) extraordinary efforts made by an executive during the fiscal year, (v) major strategic accomplishments, (vi) the desire or need to retain the executive in the face of competition for executive talent in the industry, and (vii) the Company’s liquidity.

Historically, discretionary cash bonuses have not been awarded on a regular basis. When granted, the amount of such cash bonuses has been in the range of 5% to 25% of the named executive officer’s base salary. Based on the Compensation Committee’s review of management’s recommendation not to award a discretionary bonus to any named executive officer, as well as the Company’s overall financial performance and liquidity position, no discretionary cash bonuses were awarded for the 2011 fiscal year.

Equity Awards

The Compensation Committee believes that an important component of the compensation paid to the Company’s named executive officers should be derived from equity-based compensation. These awards take the form of stock options and, under certain circumstances, restricted stock. The Compensation Committee believes that stock appreciation and stock ownership in the Company are valuable incentives to executives, that the granting of equity-based awards serves to align their interests with the long-term interests of the stockholders as a whole, and that it encourages them to manage the Company in its best long-term interests without unreasonable risk-taking.

The Compensation Committee grants stock options to the Company’s named executive officers under the Company’s 2002 Stock Incentive Plan. The Committee generally makes such grants on an annual basis in connection with the Compensation Committee’s annual review of the named executive officer’s compensation package. In making its determination as to whether to grant an equity award, the Committee reviews the recommendation made by the Chief Executive Officer (for each of the other named executive officers) as well as objective and subjective performance factors discussed in the Discretionary Cash Bonus section, plus the named executive officer’s expected future contributions to the Company and the named executive officer’s stock option grant history. However, the Compensation Committee does not give quantitative weight to any particular performance measure.

The Compensation Committee also approves grants of restricted stock under the 2002 Stock Incentive Plan to named executive officers on a selective basis. It bases its decision whether to grant restricted stock on whether the executive has made an extraordinary contribution to the Company’s and stockholders’ interests, and/or whether retaining the executive for at least the period of the restrictions is critical to the Company. Restricted stock awards may also be granted in lieu of a cash bonus when the Company’s cash position and needs prohibit the payment of a cash bonus.

The Compensation Committee’s policy is to price stock options at the closing price on the date of grant. The Committee’s policy also treats any proposed re-pricing or exchange of stock options, including by amending outstanding options to lower their exercise price or by canceling any outstanding options and replacing them with new options, as a material amendment to the 2002 Stock Incentive Plan, thus, requiring stockholder approval under applicable laws, rules and regulations. The Compensation Committee’s policy is also to require the option and stock awards to vest ratably over a period of time, typically four years for stock options and three years for restricted stock awards.

On August 2, 2010, the Compensation Committee granted to each of Messrs. Niedzwiecki, Rasmussen and Olson an award of 12,500 restricted shares and 12,500 options, an award to Mr. Lombardo of 8,750 restricted shares and 8,750 options, and an award to Mr. Mazaika of 7,500 restricted shares and 7,500 options related to fiscal year 2010. The restricted shares vest in full on August 2, 2013 and the options vest ratably over four years (25% per year). The Compensation Committee’s decision to grant the discretionary equity awards was based on an in-depth and thorough review of the dedication, performance, and contributions made by these named executive officers throughout the year, the patience demonstrated in light of the absence of pay raises, bonuses or equity awards during the prior fiscal years, and retention of a thin and stretched staff during difficult and trying times. Most importantly to the Compensation Committee’s decision, however, was the Committee’s desire to retain and incentivize these named executive officers as the Company continues to evolve into a fully integrated renewable energy company with the launch of major wind and solar and plug-in electric vehicle initiatives, which are critical components of the Company’s long-term business plan and vision. The estimated grant date fair value for the above awards is reflected in the Summary Compensation Table on page     .

Officer Benefits

The named executive officers receive a range of other benefits, including, but not limited to, participation in a 401(k) savings plan, health and dental coverage, Company-paid term life insurance, and standard and supplemental long-term disability coverage. The Company’s focus with respect to benefits for each named executive officer is to provide or offer the individual adequate financial protection (i) against “catastrophes” that will interrupt his or her income, i.e. the executive’s death or disability, or the illness or injury of the executive or his or her spouse or dependent children, and (ii) for the individual to afford to be able to retire; that is, to be able to stop working, after a career in the workforce, without suffering a significant decline in his or her standard of living. The Company expects the individual to share in the costs of providing certain of these protections, and intends that the individual’s wealth accumulation from participating in the Company’s stock plans will be a significant source of retirement income. From November 2007 through March 2010, the Company’s named executive officers were also eligible to participate in a non-qualified deferred compensation plan. The plan was terminated in March 2010.

The Company also provides its named executive officers with severance benefits in the event of an involuntary termination of employment. A description of those severance benefits is described under the heading “Employment Agreements and Change-in-Control Arrangements.”

Perquisites

The Company provides its named executive officers with a limited range of perquisites on a case-by-case basis that it believes is reasonable, competitive and business-justified. These perquisites may include, but are not limited to, a monthly car allowance, term life insurance, and memberships in clubs that are used for business purposes.

Employment Arrangements and Change-in-Control Arrangements

Alan P. Niedzwiecki serves as our President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement entered into on May 1, 2006, and continues until the earliest of either our or his termination of employment or his disability, death or retirement, as set forth in the agreement. The agreement provides for an annual base salary of $725,000, subject to annual review. The agreement also provides Mr. Niedzwiecki with the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) personal umbrella coverage of at least $10,000,000, (v) four weeks paid vacation per year, (vi) the choice of the use of a company owned or leased vehicle or a car allowance of $1,000 per month, and (vii) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Niedzwiecki’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Niedzwiecki for Good Reason (as defined in the agreement). The severance benefits include: (i) a lump sum cash payment equal to two times his base salary, (ii) continuation of medical benefits and term life insurance for two years or until Mr. Niedzwiecki obtains other employment with comparable benefits, (iii) accelerated vesting of all stock awards, and (iv) limited tax gross-up payments to the extent the aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code.

Dale L. Rasmussen serves as our Chairman of the Board pursuant to an Employment Agreement entered into on May 1, 2006, and continues until the earliest of either our or his termination of employment or his disability, death or retirement, as set forth in the agreement. The agreement provides for an annual base salary of $600,000, subject to annual review. The agreement also provides Mr. Rasmussen with the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) personal umbrella coverage of at least $10,000,000, (v) four weeks paid vacation per year, (vi) the choice of the use of a company owned or leased vehicle or a car allowance of $1,000 per month, and (vii) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Rasmussen’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Rasmussen for Good Reason (as defined in the agreement). The severance benefits include: (i) a lump sum cash payment equal to two times his base salary, (ii) continuation of medical benefits and term life insurance for two years or until Mr. Rasmussen obtains other employment with comparable benefits, (iii) accelerated vesting of all stock awards, and (iv) limited tax gross-up payments to the extent the aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code.

W. Brian Olson serves as our Chief Financial Officer pursuant to an Employment Agreement entered into on January 10, 2006, and continues until the earliest of either our or his termination of employment or his disability, death or retirement, as set forth in the agreement. The agreement provides for an annual base salary of $450,000, subject to annual review. The agreement also provides Mr. Olson with the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks paid vacation per year, (v) a car allowance of $1,500 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Olson’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Olson for Good Reason (as defined in the agreement). The severance benefits include: (i) a lump sum cash payment equal to two times his base salary, (ii) continuation of medical benefits and term life insurance for two years or until Mr. Olson obtains other employment with comparable benefits, (iii) accelerated vesting of all stock awards, and (iv) limited tax gross-up payments to the extent the aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code.

David M. Mazaika serves as our Chief Operating Officer. We have not entered into a formal written agreement with Mr. Mazaika. Mr. Mazaika’s current annual base salary is $250,000 and is subject to annual review. Mr. Mazaika’s terms of employment also include the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) company provided term life insurance of $125,000, (iii) four weeks paid vacation per year, (iv) a car allowance of $1,000 per month, and (v) participation in each incentive compensation plan adopted by the Company.

Kenneth R. Lombardo serves as our General Counsel, Vice President-Legal, and Corporate Secretary pursuant to an Employment Agreement effective as of July 1, 2005. Mr. Lombardo’s current annual base salary is $260,000 and is subject to annual review. The agreement also provides Mr. Lombardo with the following benefits: (i) the same fringe benefits that are generally made available to the Company’s executive officers, (ii) term life insurance of at least $1,000,000, (iii) supplemental long-term disability coverage, (iv) four weeks paid vacation per year, (v) a car allowance of $700 per month, and (vi) participation in each incentive compensation plan adopted by the Company. The agreement further provides for severance benefits upon Mr. Lombardo’s termination of employment by the Company without Cause (as defined in the agreement) or by Mr. Lombardo for Good Reason (as defined in the agreement). The severance benefits include: (i) a lump sum cash payment equal to two times his base salary, (ii) continuation of medical benefits and term life insurance for two years or until Mr. Lombardo obtains other employment with comparable benefits, (iii) accelerated vesting of all stock awards, and (iv) limited tax gross-up payments to the extent the aggregate severance benefits are subject to excise taxes imposed by Section 280G of the Internal Revenue Code.

A summary of the Company’s potential severance and other post-termination obligations can be found in the Potential Payments Upon Termination or Change-In-Control table on page 27.

Policy Regarding Deductibility of Compensation

Section 162(m) of the Internal Revenue Code generally disallows an income tax deduction to public companies for compensation over $1.0 million paid to the CEO or any of the Company’s other four most highly compensated executive officers. Under Section 162(m), the Company may deduct compensation in excess of $1 million if it qualifies as “performance-based compensation,” as defined in Section 162(m). Stock options granted under the Company’s 2002 Stock Incentive Plan will qualify as performance-based compensation and be exempt from the Section 162(m) deductibility limit if they are approved by the Compensation Committee and granted in compliance with the requirements of Section 162(m). The Committee believes that in certain circumstances factors other than tax deductibility take precedence when determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its stockholders. Given the Company’s changing industry and business, as well as the competitive market for outstanding executives, the Compensation Committee believes that it is important for it to retain the flexibility to design compensation programs consistent with the Company’s overall executive compensation program, even if some executive compensation is not fully deductible by the Company. Accordingly, the Compensation Committee may from time to time approve elements of compensation for certain officers that are not fully deductible by the Company, and reserves the right to do so in the future when appropriate.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee consists of Messrs. Samuelsen (Chair), Runkel and Grutzner. None of our executive officers serves as a director or member of the Compensation Committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Analysis with management. Based on its review and discussions with management, the Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following individual directors, who comprise the Compensation Committee.

G. Scott Samuelsen, Chairman
Brian A. Runkel
Paul E. Grutzner

EXECUTIVE COMPENSATION

Summary Compensation Table for 2011(1)

The following table sets forth information concerning the annual and long-term compensation for services rendered for fiscal years 2011, 2010 and 2009 for each individual who served as Chief Executive Officer during the last completed fiscal year, the Chief Financial Officer and the three other most highly compensated executive officers. These individuals are referred to in this Proxy Statement as the “named executive officers.”

Name and Principal Position	Fiscal Year	Salary		Bonus		Stock Awards (2)		Option Awards (3)		All Other Compensation			Total
Alan P. Niedzwiecki President; Chief Executive Officer; Director	2011 2010 2009	$ $ $	725,000 725,000 725,000	$ $ $	— — —	$ $ $	147,500 — —	$ $ $	110,000 — —	$ $ $	40,820 40,861 40,203	(4)	$ $ $	1,023,320 765,861 765,203

Dale L. Rasmussen Chairman of the Board	2011 2010 2009	$ $ $	600,000 600,000 600,000	$ $ $	— — —	$ $ $	147,500 — —	$ $ $	110,000 — —	$ $ $	34,562 34,307 34,992	(5)	$ $ $	892,062 634,307 634,992

W. Brian Olson Chief Financial Officer, Treasurer	2011 2010 2009	$ $ $	450,000 450,000 450,000	$ $ $	— — —	$ $ $	147,500 — —	$ $ $	110,000 — —	$ $ $	29,662 30,216 106,890	(6)	$ $ $	737,162 480,216 556,890

Kenneth R. Lombardo Vice President-Legal; and Corporate Secretary	2011 2010 2009	$ $ $	260,000 260,000 260,000	$ $ $	— — —	$ $ $	103,250 — —	$ $ $	77,000 — —	$ $ $	18,737 19,153 19,359	(7)	$ $ $	458,987 279,153 279,359

David M. Mazaika Chief Operating Officer	2011 2010	$ $	250,000 250,000	$ $	— —	$ $	88,500 —	$ $	66,000 —	$ $	19,350 19,413	(8)	$ $	423,850 269,413

(1)	In accordance with the rules of the SEC, the compensation described in this table does not include various perquisites and other benefits received by a named officer which do not exceed $10,000 in the aggregate.
(2)	Amounts listed in these columns represent the fair value of the stock award estimated on the grant date determined in accordance with generally accepted accounting principles. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 in Note 12 of the Notes to Consolidated Financial Statements.
(3)	Amounts listed in these columns represent the fair value of the award estimated on the grant date using the Black-Scholes option-pricing formula. Assumptions made for the purpose of computing these amounts are discussed in our Annual Report on Form 10-K for the fiscal year ended April 30, 2011 in Note 12 of the Notes to Consolidated Financial Statements.
(4)	All Other Compensation for Mr. Niedzwiecki in fiscal year 2011 consisted of auto allowance of $12,000, life, long term disability and umbrella insurance premiums of $21,470 and 401(k) match of $7,350.
(5)	All Other Compensation for Mr. Rasmussen in fiscal year 2011 consisted of auto allowance of $12,000, life and long-term disability insurance premiums of $15,212, and 401(k) match of $7,350.
(6)	All Other Compensation for Mr. Olson in fiscal year 2011 consisted of auto allowance of $18,000, life and long term disability insurance premiums of $4,312, and 401(k) match of $7,350.
(7)	All Other Compensation for Mr. Lombardo in fiscal year 2011 consisted of auto allowance of $8,400, life and long-term disability insurance premiums of $2,987 and 401(k) match of $7,350.
(8)	All Other Compensation for Mr. Mazaika in fiscal year 2011 consisted of auto allowance of $12,000 and 401(k) match of $7,350.

Equity Compensation Plan Information

The following table sets forth information about shares of our Common Stock that may be issued upon exercise or vesting of options, warrants and other rights under all of our equity compensation plans as of April 30, 2011:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders	420,784	$16.04	304,536	(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	420,784	$16.04	304,536

(1)	Represents shares available for issuance under our 2002 Stock Incentive Plan as of April 30, 2011. The 2002 Stock Incentive Plan contains an evergreen formula pursuant to which on the first day of each fiscal year, the aggregate number of shares reserved for issuance under the 2002 Stock Incentive Plan will increase by a number of shares equal to 3% of the outstanding shares on the first day of such fiscal year or a lesser number of shares determined by the administrator of the plan. On May 1, 2011, an additional 353,843 shares became available under the Stock Incentive Plan pursuant to the evergreen provision.

Grants of Plan-Based Awards During Fiscal Year 2011

The table below shows grants of Plan based awards during fiscal 2011 for each named executive officer:

Name	Grant Date	All Other Stock Awards: Number of Shares of Restricted Stock (1)	All Other Option Awards: Number of Securities Underlying Options (1)	Exercise Price of Option Awards Per Share (1)	Grant Date Fair Value of Stock and Option Awards (2)
Alan P. Niedzwiecki	8/2/2010	12,500	12,500	$11.80	$257,500
Dale L. Rasmussen	8/2/2010	12,500	12,500	$11.80	$257,500
W. Brian Olson	8/2/2010	12,500	12,500	$11.80	$257,500
Kenneth R. Lombardo	8/2/2010	8,750	8,750	$11.80	$180,250
David M. Mazaika	8/2/2010	7,500	7,500	$11.80	$154,500

(1)	The table has been adjusted to reflect the effects of the 1-for-20 reverse stock split implemented on February 8, 2011.
(2)	Amounts in this column reflect the fair value of the award on the grant date determined in accordance with generally accepting accounting principles.

Outstanding Equity Awards at Fiscal Year-End 2011(1)

The following table sets forth the equity awards outstanding as of April 30, 2011 for each of our named executive officers:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (2)	Number of Securities Underlying Unexercised Options Unexercisable (2)	Option Exercise Price (2)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (2)	Market Value of Shares or Units of Stock that Have Not Vested (3)
Alan P. Niedzwiecki	750	—	$22.60	12/14/2011	12,500	$32,250
	4,286	—	$22.60	7/25/2012
	5,000	—	$22.60	8/11/2013
	4,545	—	$22.60	3/15/2014
	4,167	—	$22.60	3/3/2015
	5,469	—	$22.60	7/12/2015
	6,250	—	$22.60	8/22/2016
	5,625	1,875	$16.00	3/14/2018
	—	12,500	$11.80	8/2/2020
Dale L. Rasmussen	781	—	$22.60	12/14/2011	12,500	$32,250
	2,679	—	$22.60	7/25/2012
	3,571	—	$22.60	8/11/2013
	2,273	—	$22.60	3/15/2014
	4,167	—	$22.60	3/3/2015
	4,688	—	$22.60	7/12/2015
	6,250	—	$22.60	8/22/2016
	5,625	1,875	$16.00	3/14/2018
	—	12,500	$11.80	8/2/2020
W. Brian Olson	781	—	$22.60	12/14/2011	12,500	$32,250
	2,679	—	$22.60	8/27/2012
	3,571	—	$22.60	8/11/2013
	2,273	—	$22.60	3/15/2014
	3,472	—	$22.60	3/3/2015
	2,344	—	$22.60	7/12/2015
	5,208	—	$22.60	8/22/2016
	5,625	1,875	$16.00	3/14/2018
	—	12,500	$11.80	8/2/2020
Kenneth R. Lombardo	625	—	$22.60	7/12/2015	8,750	$22,575
	2,083	—	$22.60	8/22/2016
	3,750	1,250	$16.00	3/14/2018
	—	8,750	$11.80	8/2/2020
David M. Mazaika	3,750	3,750	$20.40	1/6/2019	7,500	$19,350
	—	7,500	$11.80	8/2/2020

(1)	All option and stock awards were awarded under our 2002 Stock Incentive Plan. Options vest over four years and stock awards vest over three years.
(2)	The table has been adjusted to reflect the effects of the 1-for-20 reverse stock split implemented on February 8, 2011.
(3)	The amounts in this column represent the fair value of the restricted stock as of April 30, 2011. The closing share price of our common stock was $2.58 on that date.

Option Exercises and Stock Vested for 2011

There were no option exercises by our named executive officers during fiscal year 2011. On March 14, 2011, the following restricted stock awards vested:

Name	Restricted Stock Vesting Date	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Alan P. Niedzwiecki	3/14/2011	5,000	$22,150
Dale L. Rasmussen	3/14/2011	5,000	$22,150
W. Brian Olson	3/14/2011	5,000	$22,150

(1)	The table has been adjusted to reflect the effects of the 1-for-20 reverse stock split implemented on February 8, 2011.
(2)	The value is equal to $4.43, our closing stock price on March 14, 2011, multiplied by the number of shares that vested.

Potential Payments Upon Termination or Change-In-Control

The table below reflects the amount of compensation payable to each of the named executive officers pursuant to each officer’s employment agreement in the event of our termination of employment without cause or the named executive officer’s termination for “good reason” and upon termination of employment following a change in control. The amounts set forth in the table assume that such termination was effective on April 30, 2011.

Name	Base Salary Component	Value of Employee Benefits (1)	Accelerated Vesting (2)	Total Potential Value
Alan P. Niedzwiecki	$1,450,000	$21,646	$32,250	$1,503,896
Dale L. Rasmussen	$1,200,000	$58,194	$32,250	$1,290,444
W. Brian Olson	$900,000	$38,576	$32,250	$970,826
Kenneth R. Lombardo	$520,000	$50,164	$22,575	$592,739
David M. Mazaika (3)	$—	$—	$—	$—

(1)	The amount shown is based on life and health insurance premium rates at current plan elections and family coverage categories.
(2)	The amount shown consists of the assumed gain on the accelerated shares based on a market price of $2.58 per share, the closing price of our common stock as reported on the Nasdaq on April 29, 2011, the last trading day in fiscal 2011.
(3)	Mr. Mazaika is not a party to a formal written agreement with us providing for any change-in-control compensation.

Nonqualified Deferred Compensation for 2011(1)

Pursuant to a Nonqualified Deferred Compensation Plan (Deferred Compensation Plan), certain executives, including named executive officers, could defer all or a portion of their base salary and/or discretionary cash bonus. Deferral elections were made by eligible executives in April of each year for amounts to be earned in the following year. An executive could defer all or a portion of his base salary and/or discretionary cash bonus. We could also make contributions to executives under the Deferred Compensation Plan; however, there were no required matching payments. In fiscal year 2010, our Board of Directors approved the termination of the Deferred Compensation Plan due to lack of participation and the high cost of maintaining the plan and the plan assets were disbursed during fiscal year 2011. Activities in the Deferred Compensation Plan during fiscal year 2011 were as follows:

Name	Executive Contributions in Fiscal 2011	Registrant Contributions in Fiscal 2011	Aggregate Earnings in Fiscal 2011	Aggregate Withdrawls/ Distributions in Fiscal 2011 (1)	Aggregate Balance at April 30, 2011
Alan P. Niedzwiecki	—	—	—	—	—
Dale L. Rasmussen	—	—	—	—	—
W. Brian Olson	—	—	—	$67,509	—
Kenneth R. Lombardo	—	—	—	—	—
David M. Mazaika	—	—	—	—	—

(1)	The full amount of the aggregate balance was reported in the Summary Compensation Table for fiscal year 2009.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company has not adopted formal written policies and procedures for the review and approval of transactions with related parties. However, pursuant to the Company’s Audit Committee Charter, all related party transactions must first be reviewed and approved by the Audit Committee unless such transaction was already approved by another independent body of the Board. In its review and approval process, the Audit Committee considers various factors including the nature and extent of the conflict of interest, the materiality of the transaction amount, and whether the terms are reasonable and representative of an arm’s length transaction with an unrelated third party.

We have entered into indemnification agreements with each of our directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and our charter, as well as certain additional procedural protections. We have also entered into employment and related agreements with certain of our executive officers, as described under “Executive Compensation—Employment Agreements and Change-in-Control Arrangements” above.

We are a party to a lease agreement with Cartwright, LLC, which owns 75% of our facility located in Irvine, California. Mr. Niedzwiecki, our Chief Executive Officer, owns a 50% interest in Cartwright, LLC. The Rasmussen Family Irrevocable Trust, established by Mr. Rasmussen, our Chairman, owns a 36.67% interest in Cartwright, LLC. Kent Rasmussen, Mr. Rasmussen’s son, serves as the trustee of The Rasmussen Family Irrevocable Trust and in such capacity has sole voting and dispositive power of such Trust. During fiscal year 2011, we paid $1.0 million in base and other rent on our Irvine facility. Pursuant to the terms of the lease, the base rent is currently $86,043 per month. The aggregate amount of all lease payments due under the lease from May 1, 2010 until the lease expires is $5,896,962.

REPORT OF THE AUDIT COMMITTEE

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates the report therein.

To the Board of Directors:

The Committee has reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended April 30, 2011.

The Committee has discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, SEC rules, and other professional standards.

The Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2011.

The Committee has also considered whether the provision of services by Ernst & Young LLP, other than services related to the audit of the financial statements referred to above and the review of interim financial statements included in the Company’s quarterly reports on Form 10-Q for the most recent fiscal year, is compatible with maintaining the independence of Ernst & Young LLP.

The Audit Committee

Paul E. Grutzner, Chair
Brian A. Runkel
G. Scott Samuelsen

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Our Audit Committee has appointed Haskell & White LLP as our independent auditor for the fiscal year ending April 30, 2012. Haskell & White LLP was appointed on September 2, 2011 to replace Ernst & Young LLP, who was dismissed by our Audit Committee on September 1, 2011 in furtherance of the Company’s cost reduction initiatives. Ernst & Young LLP had served as our independent auditor since February 15, 2007. Although not required to be voted upon by the stockholders, our Audit Committee and Board of Directors deem it appropriate for the approval to be submitted for ratification by the stockholders. The persons named in the accompanying proxy will vote the common stock represented by the proxy FOR the ratification of the approval of Haskell & White LLP, unless a contrary choice has been specified in the proxy. If the stockholders do not ratify the approval of Haskell & White LLP by a majority vote, the approval of independent auditors will be reconsidered by our Audit Committee, although the Audit Committee would not be required to approve different independent auditors. A representative of Haskell & White LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so. Such representative is expected to be available to respond to appropriate questions.

In concluding that Haskell & White LLP should be appointed as our independent auditor, the Audit Committee considered whether Haskell & White LLP’s provision of any professional services other than its audit of our annual financial statements and reviews of quarterly financial statements is compatible with maintaining such auditor’s independence.

Other than an explanatory statement included in Ernst & Young LLP’s audit report for the Company’s fiscal year ended April 30, 2011 relating to the uncertainty of the Company’s ability to continue as a going concern, the audit report of Ernst & Young LLP on the Company’s financial statements for the last two fiscal years ended April 30, 2011 and April 30, 2010 did not contain an adverse opinion or a disclaimer opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s 2011 and 2010 fiscal years and through September 1, 2011, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Ernst & Young LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report, and there were no reportable events as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the Company’s 2011 and 2010 fiscal years and through September 1, 2011, the Company did not consult with Haskell & White LLP regarding any matters or reportable events as that term is described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

We incurred the following fees related to professional services provided by Ernst & Young LLP in connection with fiscal years 2011 and 2010:

Audit Fees

The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for fiscal years 2011 and 2010, the audit of the effectiveness of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 for the fiscal years 2011 and 2010, and for the review of the financial statements included in our Quarterly Reports on Form 10-Q for the fiscal years 2011 and 2010 were $722,749 and $776,754, respectively.

Audit-Related Fees

The aggregate fees billed by Ernst & Young, LLP for professional services rendered during fiscal years 2011 and 2010, other than services described above under “Audit Fees,” were $176,314 and $417,358, respectively. Fiscal year 2011 fees related to Registration Statement review services and fiscal 2010 fees related to assessing the accounting treatment of derivative instruments in response to a comment letter received from the SEC, Registration Statement review services and services in connection with the Schneider Power Inc. Management Information Circular.

Tax Fees

Ernst & Young LLP billed us an aggregate of $77,500 and $42,800 for professional services rendered in fiscal years 2011 and 2010, respectively, for tax compliance, tax advice and tax planning.

All Other Fees

Ernst & Young LLP did not provide professional services in fiscal years 2011 and 2010 for any other related matters.

Pre-Approval of Services by Auditors

The Audit Committee of our Board of Directors has adopted a policy requiring that all services provided to us by our independent auditors be pre-approved by the Audit Committee. The policy pre-approves specific types of services that our independent auditors may provide us if the types of services do not exceed specified cost limits. Any type of service that is not clearly described in the policy, as well as any type of described service that would exceed the pre-approved cost limit set forth in the policy, must be explicitly approved by the Audit Committee prior to any engagement with respect to that type of service. The Audit Committee will review the pre-approval policy and establish fee limits annually, and may revise the list of pre-approved services from time to time.

Additionally, the Audit Committee delegated to its Chairman the authority to explicitly pre-approve engagements with our independent auditors, provided that any pre-approval decisions must be reported to the Audit Committee at its next scheduled meeting. If explicit pre-approval is required for any service, our Chief Financial Officer and our independent auditor must submit a joint request to the Audit Committee or its Chairman describing in detail the specific services proposed and the anticipated costs of those services, as well as a statement as to whether and why, in their view, providing those services will be consistent with the SEC’s rules regarding auditor independence.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL 2.

PROPOSAL 3

APPROVAL OF THE

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

2011 STOCK INCENTIVE PLAN

Our Board of Directors adopted the 2011 Stock Incentive Plan (the “2011 Plan”) on August 31, 2011, subject to approval by our stockholders at the Annual Meeting. The 2011 Plan will replace our 2002 Stock Incentive Plan (the “2002 Plan”), which will expire in July 2012. The purpose of the 2011 Plan is to promote the Company’s and its stockholders interests by providing our employees, non-employee directors and consultants with incentives and rewards to continue in our service. Our Board of Directors believes that the equity compensation program is an essential tool to attract, retain and motivate the Company’s employees, non-employee directors and consultants. The Board of Directors also believes that stock options and other awards granted under the 2011 Plan will increase and promote long-term stockholder value by further aligning the interests of these individuals with the interests of our stockholders. To ensure that the equity compensation program remains available for such purposes, we are requesting that our stockholders approve the adoption of the 2011 Plan.

The 2011 Plan, if approved at the Annual Meeting, will replace the 2002 Plan, and we will not make any further awards under the 2002 Plan. Awards granted under the 2002 Plan prior to the effectiveness of the 2011 Plan will remain outstanding in accordance with their terms.

Summary of the 2011 Plan

The following description of the material features of the 2011 Plan is a summary and is qualified in its entirety by reference to the 2011 Plan, the full text of which is attached as Appendix A to this Proxy Statement.

Eligible Participants.    Awards under the 2011 Plan can be made to employees, non-employee directors and consultants; provided, however, that incentive stock options may only be granted to employees. We have approximately 114 employees and five non-employee directors that are currently eligible to participate in the 2011 Plan.

Shares Subject to the Plan and Individual Grant Limits.    The 2011 Plan provides for an aggregate of 3,100,000 shares to be initially reserved for issuance under the 2011 Plan and available for grant thereunder, subject to adjustment in the event of a stock split, stock dividend, or other similar change in our common stock or our capital structure. The number of shares reserved for issuance under the 2011 Plan and available for grant thereunder will increase annually beginning on the first day of our 2013 fiscal year by an amount equal to the lesser of (x) 500,000 shares, (y) three percent (3%) of the number of shares outstanding as of such first day of each fiscal year or (z) a lesser number of shares determined by the Plan Administrator. Of the annual increase in shares specified above, the lesser of (i) 500,000 shares, (ii) 3% of the number of shares of common stock outstanding on the first day of the fiscal year, or (iii) a lesser number of shares of common stock determined by the Plan Administrator, shall be available for the grant of incentive stock options.

The maximum number of shares with respect to which options may be granted to any participant in any fiscal year shall be 600,000 shares. In connection with an eligible participant’s initial commencement of services with the Company, he or she may be granted stock options for up to an additional 400,000 shares, which shall not count against the limit set forth in the previous sentence. The foregoing limitation shall be adjusted proportionately by the Plan Administrator in connection with any change in our capitalization due to a stock split, stock dividend or similar event affecting our common stock and its determination shall be final, binding and conclusive.

The 2011 Plan prohibits repricing or substitution for previously granted awards unless such repricing or substitution is approved by our stockholders. Substitution of awards in a manner that provides no additional benefits to the participant is permitted under the 2011 Plan.

Terms and Conditions of Awards.    The Plan Administrator is authorized to award any type of arrangement to an employee, director or consultant that is consistent with the provisions of the 2011 Plan and that by its terms involves or might involve the issuance of (i) shares of common stock, (ii) an option to purchase shares of common stock, or (iii) other form of stock award (each, an “Award”, and collectively, “Awards”). Subject to the terms of the 2011 Plan, the Plan Administrator shall determine the provisions, terms and conditions of each Award, including, but not limited to, the vesting schedule, repurchase provisions, forfeiture provisions, forms of payment and the like. With respect to option awards, the exercise price shall not be than 100% (or 110%, in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation) of the fair market value of our common stock on the date the option is granted. Subject to applicable laws, the consideration to be paid for the shares of our common stock to be issued upon exercise or purchase of an Award, including method of payment, shall be determined by the Plan Administrator. In addition to any other types of consideration, the Plan Administrator may, for example, accept as consideration (1) cash, (2) check, (3) a promissory note with such recourse, interest, security and redemption provisions as the Plan Administrator determines to be appropriate, (4) shares of common stock, or (5) the delivery of a properly executed exercise notice together with such other documentation as we and the broker, if applicable, shall require to effect an exercise and delivery to us of the amount of sale or loan proceeds required to pay the exercise price, or any combination of the foregoing methods of payment.

Administration.    The Compensation Committee of our Board of Directors has been designated by our Board of Directors to act as the Plan Administrator. The Plan Administrator has the authority, in its discretion, to select employees, non-employee directors and consultants to whom Awards may be granted from time to time, to determine whether and to what extent Awards are granted, to determine the number of shares of our common stock or the amount of other consideration to be covered by each Award, to approve Award agreements for use under the 2011 Plan, to determine the terms and conditions of any Award, to amend the terms of any outstanding Award, to construe and interpret the terms of the 2011 Plan and outstanding Awards, to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to take such other action not inconsistent with the terms of the 2011 Plan as the Plan Administrator deems appropriate.

Each Award shall be designated in an Award Agreement. In the case of an option, the option shall be designated as either an incentive stock option or a non-qualified stock option. To the extent that the aggregate fair market value of shares of our common stock subject to options designated as incentive stock options which become exercisable for the first time by a participant during any calendar year exceeds $100,000, such excess options shall be treated as non-qualified stock options. The term of an incentive stock option may not be for more than ten years from date of grant (or five years in the case of incentive stock options granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation).

Performance Based Compensation.    Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), no deduction is allowed in any taxable year for compensation in excess of $1 million paid to a Company’s chief executive officer and each of its four most highly paid other executive officers who are serving in such capacities as of the last day of such taxable year. An exception to this rule applies to compensation that is paid pursuant to a stock incentive plan approved by stockholders and that specifies, among other things, the maximum number of shares with respect to which options may be granted to eligible participants under such plan during a specified period. Compensation paid pursuant to options granted under such a plan and with an exercise price equal to the fair market value of our common stock on the date of grant is deemed to be inherently performance-based, since such awards provide value to participants only if the stock price appreciates. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation, if any option is canceled, the canceled option shall continue to count against the maximum number of shares of common stock with respect to which an option Award may be granted to a participant.

Termination of Employment/Continuous Service.    An Award may not be exercised after the termination date of such Award as set forth in the Award Agreement. In the event that a participant’s employment or continuous service with the Company terminates, any outstanding Awards may be exercised by such participant only to the extent provided in the Award Agreement. Where an Award Agreement permits a participant to exercise an Award following termination of employment or continuous service, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever comes first. Any Award designated as an incentive stock option, to the extent not exercised within the time permitted by law for the exercise of incentive stock options following the termination of employment, shall convert automatically to a non-qualified stock option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

Transferability of Awards.    During their lifetime, participants who hold incentive stock options cannot transfer these options other than by will or by the laws of descent or distribution. The options may be exercised during the lifetime of the participant only by the participant; provided, however, that the participant may designate a beneficiary of his or her incentive stock option in the event of his or her death. Other Awards shall be transferred by will and by the laws of descent and distribution, and during the participant’s lifetime, by gift or through a domestic relations order to members of a participant’s immediate family to the extent and in the manner determined by the Plan Administrator.

Adjustments Upon Changes in Capitalization.    Subject to any required action by our stockholders, the number of shares of common stock covered by outstanding Awards, the number of shares of common stock that have been authorized for issuance under the 2011 Plan, the exercise or purchase price of each outstanding Award, the maximum number of shares of common stock that may be granted to any participant in a fiscal year, and the like, may be proportionally adjusted by the Plan Administrator in the event of (1) any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination or reclassification or similar event affecting our common stock, or (2) as the Plan Administrator may determine in its discretion, any other transaction with respect to common stock including a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, liquidation or any similar transaction Such adjustment shall be made by the Plan Administrator.

Corporate Transaction.    In the event of any of the following, options under our 2011 Plan will terminate and be cancelled, unless the successor corporation assumes or substitutes the options:

•	a dissolution, liquidation or sale of all or substantially all of our assets;

•	a merger or consolidation in which we are not the surviving entity;

•

a reverse merger in which we are the surviving entity but in which stock possessing more than 50% of the total combined voting power of our stock is transferred to a person or persons different from those who held our stock immediately prior to such merger; or

•	an acquisition of 50% or more of our stock by any individual or entity, including by tender offer or a reverse merger.

The Plan Administrator has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding awards under the 2011 Plan upon the occurrence of any of the above events.

Amendment, Suspension or Termination of the 2011 Plan.    The Plan Administrator may at any time amend, suspend or terminate the 2011 Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, we will obtain stockholder approval of any amendment to the 2011 Plan in such a manner and to such a degree as required. The 2011 Plan will terminate ten (10) years from the date the Plan becomes effective unless previously terminated by the Plan Administrator. Any amendment, suspension or termination of the 2011 Plan shall not adversely affect Awards already granted unless consented to by the participant and the Company.

Certain Federal Tax Consequences

Stock Options

The grant of a non-qualified stock option under the 2011 Plan will not result in any federal income tax consequences to the participant or to us. Upon exercise of a non-qualified stock option, the participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. We are entitled to an income tax deduction in the amount of the income recognized by the participant, subject to possible limitations imposed by Section 162(m) of the Code and so long as we withhold the appropriate taxes with respect to such income (if required) and the individual’s total compensation is deemed reasonable in amount. Any gain or loss on the participant’s subsequent disposition of the shares of common stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. We do not receive a tax deduction for any such gain.

For stock options that qualify for treatment as “incentive stock options” under the Code, a participant will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a participant will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods. Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods, such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option.

Restricted Stock

Unless the participant files an election to be taxed under Section 83(b) of the Code: (a) the participant will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction (subject to the limitations of Section 162(m) for grants of restricted stock subject only to time-based vesting and not including any performance conditions), when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the participant files an election to be taxed under Section 83(b), the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

When the participant disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Withholding

The 2011 Plan permits us to withhold from Awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Administrator may permit a participant to cover the withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by such participant.

New Plan Benefits

The specific individuals who will be granted any additional Awards under the 2011 Plan will be determined by the Plan Administrator, subject to limits on the maximum amounts that may be awarded to any individual as described above. Accordingly, future Awards to be received by or allocated to particular individuals under the 2011 Plan are not presently determinable.

THE BOARD OF DIRECTORS HAS APPROVED THE ADOPTION OF THE 2011 PLAN AND RECOMMENDS A VOTE “FOR” ADOPTION OF SUCH PROPOSAL.

PROPOSAL 4

ADVISORY AND NON-BINDING VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE

OFFICERS

As required by the SEC Rules, we are asking you to cast an advisory vote on the compensation of the named executive officers as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, provides our shareholders the opportunity to express their views on the Company’s executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation approach for executive compensation and the Board’s policies and practices described herein. The say-on-pay vote is advisory, and therefore not binding on the Company. However, the Board of Directors and our Compensation Committee value the opinions of the stockholders and will consider the outcome of this vote when making future compensation decisions for named executive officers.

As described in the “Compensation Discussion and Analysis” beginning on page 17, the objective of the Company’s executive compensation program is to create long-term value for the Company’s stockholders by offering a compensation package to the Company’s named executive officers that is designed to (i) attract talented individuals with unique skill sets and experience in the renewable energy sector, (ii) incentivize and motivate those talented individuals to apply their unique skill sets at a superior level and in furtherance of the Company’s strategic plan, (iii) reward those individuals for extraordinary contributions to the Company and major achievements, and (iv) retain those talented and motivated individuals to lead the Company’s future development, growth and success. The Compensation Committee continually reviews the compensation program for the Company’s named executive officers to ensure it achieves the desired goals of the compensation program.

Accordingly, the Board asks the shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the named executive officers, as set forth in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE SAY-ON-PAY PROPOSAL.

PROPOSAL 5

ADVISORY AND NON-BINDING VOTE ON THE FREQUENCY OF THE VOTE ON

COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

In addition to the “say-on-pay” vote discussed in Proposal 4, the SEC Rules require that we ask you to cast an advisory vote on how frequently we will conduct future say-on-pay votes – every year, every two years, or every three years.

Our Board of Directors recommends that the Company hold a stockholder advisory vote on the approval of the compensation of our named executive officers once every THREE YEARS (or “triennial vote”) for the following reasons:

•

A triennial vote allows stockholders to provide regular input regarding our compensation programs, while also providing stockholders with sufficient time to evaluate the effectiveness of our short-term and long-term compensation strategies and to better judge our compensation programs in relation to our long-term performance.

•

With a triennial vote, our Compensation Committee and our Board will have sufficient time to thoughtfully evaluate the results of our stockholders’ advisory votes on executive compensation, implement any appropriate changes to our compensation programs in response thereto and evaluate the effectiveness of any such changes.

•	Our stockholders may communicate with our Board regarding executive compensation at any time (See “Stockholders Communication with Directors” on page 13 of this Proxy Statement.)

You may cast your vote by choosing the option of three years, two years, or one year, or abstain from voting, in response to the resolution set forth below:

“RESOLVED, that an advisory stockholder vote to approve the compensation paid to the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the tabular disclosures regarding such compensation and the accompanying narrative disclosures, be submitted to Company’s stockholders every: (i) three years, (ii) two years or (iii) one year, with such frequency that receives the highest number of votes cast being the preferred advisory vote of stockholders.”

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO HOLD ADVISORY VOTES ON THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS ONCE EVERY THREE YEARS.

PROPOSALS OF STOCKHOLDERS

Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at our next annual meeting of stockholders and included in the Company’s proxy materials must be received by our Corporate Secretary at the address shown at the top of page one of this Proxy Statement, no later than May 19, 2012. All such proposals must also comply with the requirements of Rule 14a-8 of the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals failing to comply with the procedures of Rule 14a-8 will be excluded.

Stockholders also have the right under the Company’s Bylaws to bring business from the floor of the 2012 annual meeting, other than through a stockholder proposal in accordance with SEC rules. To do so, stockholders must give timely notice of the proposal in proper written form to the Corporate Secretary and otherwise comply with the provisions in the Bylaws pertaining to stockholder proposals. Pursuant to our Bylaws, stockholders must submit such proposals in writing to our Corporate Secretary at the address shown at the top of page one not later than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (July 29, 2012 and June 29, 2012, respectively, for the 2012 annual meeting); provided however, that if the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder to be timely must be received not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of the 90th calendar day prior to such annual meeting or the 10th calendar day following the calendar day on which notice of the annual meeting date is first publicly disclosed. A stockholder’s notice to our Corporate Secretary must set forth for each matter proposed to be brought before the annual meeting (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder as they appear on the corporation’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

OTHER INFORMATION

A copy of the Company’s 2011 Annual Report to Stockholders is being provided to each stockholder with this Proxy Statement. A Copy of our Annual Report on Form 10-K, and any amendments thereto, for fiscal year 2011, as filed with the SEC, will be provided to stockholders without charge upon written request to:

Quantum Fuel Systems Technologies Worldwide, Inc.

Attn: Corporate Secretary

17872 Cartwright Road

Irvine, CA 92614

(949) 399-4500 (phone)

(949) 474-3086 (fax)

OTHER BUSINESS

As of the date of this Proxy Statement, management knows of no other business that will be presented for action at the Annual Meeting. No matter currently is expected to be considered at the Annual Meeting other than the proposals set forth in the accompanying Notice of Annual Meeting of Stockholders, but if any other matters are properly brought before the Annual Meeting for action, it is intended that the persons named in the proxy and acting thereunder will vote in accordance with their discretion on such matters.

By Order of the Board of Directors,

Kenneth R. Lombardo
Corporate Secretary

Irvine, California

September 16, 2011

APPENDIX A

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

2011 STOCK INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means a Committee of the Board designated by the Board consisting of two or more persons, all of whom qualify as non-employee directors (within the meaning of Rule 16b-3 promulgated under Section 16 of the Exchange Act), and as “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) and as “independent” within the meaning of the rules of any applicable stock exchange or similar authority. The Board has designated the Compensation Committee to serve as the initial Administrator.

(b) “Applicable Laws” means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

(c) “Assumed” means that (i) pursuant to a Corporate Transaction defined in Section (m)(i) or (m)(iii), the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction or (ii) pursuant to a Corporate Transaction defined in Section 2(m)(ii), (m)(iv) or (m)(v) or a Related Entity Disposition, the Award is expressly retained or assumed and continued (and not simply by operation of law) by the Company or its Parent in connection with such Corporate Transaction. The Award shall not be deemed “Assumed” for purposes of terminating the Award (in the case of a Corporate Transaction) and the termination of the Continuous Service of the Grantee (in the case of a Related Entity Disposition) if pursuant to a Corporate Transaction or a Related Entity Disposition the Award is replaced with a comparable award with respect to shares of capital stock of the successor entity or its Parent. The determination of Award comparability shall be made by the Administrator and its determination shall be final, binding and conclusive.

(d) “Award” means the grant of an Option, Restricted Stock, or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the Board of Directors of the Company.

(g) “Cause” means, with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service, that such termination is for “Cause” as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company, or Related Entity (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or Related Entity; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and all regulations, interpretations and administrative guidance issued thereunder.

(i) “Common Stock” means the voting common stock of the Company (and expressly excludes the Series B non-voting common stock of the Company).

(j) “Company” means Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or a Subsidiary to render consulting or advisory services to the Company or Subsidiary so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s or Subsidiary’s securities in a capital raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s or Subsidiary’s securities.

(l) “Continuous Service” means that the provision of services to the Company or Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) any transfer from the Company to a Related Entity or vice versa, or (ii) any change in status as long as the individual remains in the service of the Company in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the expiration of such three (3)-month period.

(m) “Corporate Transaction” means any of the following transactions:

(i) a merger or consolidation in which the Company is not the surviving entity, unless, immediately following that merger or consolidation, all or substantially all of the persons who were the beneficial owners of the voting securities of the Company immediately prior to that merger or consolidation beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from that merger or consolidation in substantially the same proportions relative to each other as their ownership, immediately prior to that merger or consolidation, of the voting securities of the Company;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) unless such sale, transfer or other disposition is pursuant to a merger, consolidation or reorganization that would not cause a Corporate Transaction under clauses (i), (iii) or (iv) of this Section 2(m);

(iii) the complete liquidation or dissolution of the Company, except pursuant to a merger, consolidation or reorganization that would not cause a Corporate Transaction under clauses (i), (ii) or (iv) of this Section 2(m);

(iv) any reverse merger in which the Company is the surviving entity unless, immediately following that reverse merger, all or substantially all of the persons who were the beneficial owners of the voting securities of the Company immediately prior to that reverse merger beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from that reverse merger in substantially the same proportions relative to each other as their ownership, immediately prior to that reverse merger, of the voting securities of the Company; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; and provided that for purposes of this clause (v), a Corporate Transaction will not be deemed to have occurred if the accumulation of more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities results from any acquisition of voting securities by any person pursuant to a merger, consolidation or reorganization that would not cause a Corporate Transaction under clauses (i), (ii), (iii) or (iv) of this Section 2(m);

(n) “Covered Employee” means an Employee who is a “covered employee” under Section 162(m)(3) of the Code.

(o) “Director” means a member of the Board or the board of directors of any Subsidiary.

(p) “Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(q) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Subsidiary and subject to the control and direction of the Company or any Subsidiary as to both the work to be performed and the manner and method of performance. The payment of a director’s fee by the Company or Subsidiary shall not be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows (and in all cases determined without regard to any restriction other than a restriction which, by its terms, will never lapse):

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock as quoted on such exchange or system on the date of determination (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported), as reported by Bloomberg LP or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the Fair Market Value of a Share shall be the mean between the high bid and low asked prices for the Common Stock on date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

The Fair Market Value that the Administrator determines shall be final, binding and conclusive on the Company, any Related Entity and each Grantee. Fair Market Value relating to the exercise price or base price of any Option or Award in the nature of purchase rights shall conform to the requirements for exempt stock rights under Code Section 409A.

(t) “Grantee” means an Employee, Director or Consultant who receives an Award under the Plan.

(u) “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons (or the Grantee) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(x) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(y) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Performance-Based Compensation” means compensation qualifying as “qualified performance-based compensation” under Section 162(m) of the Code.

(bb) “Plan” means this Stock Incentive Plan.

(cc) “Related Entity”, as it relates to any limitations or requirements with respect to Incentive Stock Options, means any Parent or Subsidiary of the Company. Related Entity otherwise means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Sections 1563(a), 414(b) or 414(c), except that, in making any such determination, fifty percent (50%) shall be substituted for eighty percent (80%) under such Code Sections and the related regulations.

(dd) “Related Entity Disposition” means the sale, distribution or other disposition by the Company or a Parent or a Subsidiary of the Company of all or substantially all of the interests of the Company or a Parent or a Subsidiary of the Company in any Related Entity effected by a sale, merger or consolidation or other transaction involving that Related Entity or the sale of all or substantially all of the assets of that Related Entity, other than any Related Entity Disposition to the Company or a Parent or a Subsidiary of the Company.

(ee) “Restricted Stock” means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

(ff) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

(gg) “Share” means a share of the Common Stock.

(hh) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 10, below, the aggregate number of Shares which may be issued under the Plan pursuant to all Awards (including Incentive Stock Options) is three million one hundred thousand (3,100,000) Shares, plus an annual increase to be added on the first day of each fiscal year of the Company, beginning with its 2013 fiscal year, equal to the lesser of (x) 500,000 Shares, (y) percent (3%) of the number of Shares outstanding as of such first day of each fiscal year or (z) a lesser number of Shares determined by the Administrator. Notwithstanding the foregoing, subject to the provisions of Section 10, below, of the number of Shares specified above, the maximum aggregate number of Shares available for grant of Incentive Stock Options shall be three million one hundred thousand (3,100,000) Shares, plus an annual increase to be added on the first day of each fiscal year of the Company, beginning with its 2013 fiscal year, equal to the lesser of (x) 500,000 Shares, (y) percent (3%) of the number of Shares outstanding as of such first day of each fiscal year, or (z) a lesser number of Shares determined by the Administrator. Notwithstanding any change in the Company’s fiscal year during the term of this Plan, in no event will an increase in Shares be permitted under this Section (a) in more than nine (9) fiscal years. The shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements for use under the Plan;

(v) to determine the terms and conditions of any Award granted hereunder;

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

(ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

(b) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws.

(c) Prohibition on Repricings and Substitutions. Except as provided in this Section 4(c), in no event shall any new Awards be issued in substitution for outstanding Awards previously granted under the Plan, nor shall any repricing (within the meaning of US generally accepted accounting practices or any applicable stock exchange rule) of Awards issued under the Plan be permitted at any time under any circumstances, in each case unless the shareholders of the Company expressly approve such substitution or repricing. Notwithstanding the foregoing, the Administrator may authorize the issuance of Awards in substitution for outstanding Awards, provided such substituted Awards are for a number of shares of Common Stock no greater than the number included in the original award, have an exercise price or base price (if applicable) at least as great as the exercise price or base price of the substituted award, and the effect of the substitution is (A) solely to add restrictions (such as performance conditions) to the award or (B) to provide a benefit to the Company (and not the Grantee), such as substitutions performed for the purpose of permitting the Awards to qualify as “qualified performance based compensation” for purposes of Section 162(m) of the Code). Any such substitution shall be consistent with Code Section 409A so as not to result in an Award that is otherwise exempt from Code Section 409A becoming subject to Code Section 409A or so as to result in a prohibited acceleration or deferral of an Award that is subject to Code Section 409A.

5. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Subsidiary of the Company. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

6. Terms and Conditions of Awards.

(a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of Shares or an Option.

(b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, or achievement of objectively measurable personal management objectives, or with respect to any Award that is not intended to be Performance-Based Compensation, any other measure of performance selected by the Administrator. The performance conditions, generally may be measured on a Company, Related Entity, product, division, business unit, service line, segment or geographic basis, individually, alternatively or in any combination, subset or component thereof. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement. With respect to any Award to a Covered Employee intended to qualify as Performance-Based Compensation, the performance criteria must be objectively determinable performance criteria (i) that are established in writing (a) at the time of grant or (b) no later than the earlier of (x) ninety (90) days after the beginning of the period of service to which they relate and (y) before the lapse of twenty-five percent (25%) of the period of service to which they relate; (ii) that are uncertain of achievement at the time they are established and (iii) the achievement of which is determinable by a third party with knowledge of the relevant facts. Additionally, the amount of the Award that is conditioned on satisfaction of the performance criteria also must be established within the timeframes described in clause (i) of the preceding sentence. With respect to any such Award intended to qualify as Performance-Based Compensation, the Committee shall certify in writing that any performance criteria have been satisfied to the extent necessary to comply with Section 162(m) of the Code and the regulations thereunder. To constitute Performance-Based Compensation, the performance conditions may not include solely the mere continued employment of the Covered Employee. However, the Award may be conditioned on continued employment in addition to the performance conditions described above. The Administrator shall have the sole discretion to select one or more periods of time over which the attainment of one or more of the foregoing performance conditions will be measured for the purpose of determining a Grantee’s right to, and the settlement of, an Award that is conditioned on satisfaction of the performance conditions. In determining if the performance conditions have been achieved, the Administrator may adjust the performance targets in the event of any unbudgeted acquisition, divestiture or other unexpected fundamental change in the business of the Company, Related Entity or business unit or in any product that is material taken as a whole as appropriate to fairly and equitably determine if the Award is to become exercisable, nonforfeitable and transferable or earned and payable pursuant to the conditions set forth in the Award Agreement. Additionally, in determining if such performance conditions have been achieved, the Administrator also may adjust the performance targets in the event of any (a) unanticipated asset write-downs or impairment charges, (b) litigation or claim judgments or settlements thereof, or (c) changes in tax laws, accounting principles or other laws or provisions affecting reported results. To the extent any such adjustments would affect Awards, the intent is that they shall be in a form that allows the Award to continue to meet the requirements of Performance-Based Compensation. Notwithstanding the foregoing, the Administrator in its discretion may grant Awards to Covered Employees and other Grantees that are not intended to be Performance-Based Compensation.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

(e) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(f) Individual Award Limit. The maximum number of Shares with respect to which an Award may be granted to any Grantee in any fiscal year of the Company shall be six hundred thousand (600,000) Shares (with such amount pro-rated to reflect any fiscal year of less than 12-months). In connection with a Grantee’s commencement of Continuous Service, a Grantee may be granted Awards for up to an additional four hundred thousand (400,000) Shares which shall not count against the limit set forth in the previous sentence. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 9, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitations with respect to a Grantee, if any Award is canceled or forfeited, the number of Shares covered by the canceled or forfeited Award shall continue to count against the maximum number of Shares with respect to which Awards may be granted to the Grantee. For this purpose, the repricing of an Award shall be treated as the cancellation of the existing Award and the grant of a new Award.

(g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

(i) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee’s Incentive Stock Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator. Other Awards may be transferred by will and by the laws of descent and distribution, and during the lifetime of the Grantee, by gift or pursuant to a domestic relations order to members of the Grantee’s Immediate Family to the extent and in the manner permitted by the Administrator, but only to the extent the transferee is in a class of transferees who may rely on a Form S-8 Registration Statement under the Securities Act of 1933 to sell Shares issuable pursuant to the Award.

(j) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award and establishes the number of Shares subject thereto and the exercise or purchase price of such Award. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted on or within a reasonable time after the date of such grant.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

(i) In the case of an Incentive Stock Option:

(A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(iii) In the case of Restricted Stock, the Administrator shall establish the purchase price, which may be zero ($0).

(iv) Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

(i) cash;

(ii) check;

(iii) delivery of Grantee’s promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate (but with such interest rate that would not result in an accounting compensation charge with respect to the use of a promissory note unless otherwise determined by the Administrator);

(iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

(v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(vi) any combination of the foregoing methods of payment.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations. The Administrator, in its sole and absolute discretion, may authorize the Grantee’s payment of the applicable tax withholding obligations by any of the methods available for payment of Shares described in Section 7(b), except that Shares already owned may be used to pay for applicable tax withholdings only to the extent of the minimum required withholding amounts.

8. Exercise of Award.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment is received for the Shares with respect to which the Award is exercised and the applicable tax withholding obligations thereon, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 9, below.

(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee’s Continuous Service only to the extent provided in the Award Agreement.

(ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

(iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options after the Grantee ceases to be an Employee shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement. In no event shall the Company be liable to any Grantee or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option for any reason does not qualify as an Incentive Stock Option.

(iv) A Grantee shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Option that was designated an Incentive Stock Option if such sale or disposition occurs (a) within two (2) years of the grant of the Option or (b) within one (1) year of the issuance of Shares to the Grantee (subject to any changes in such time periods as set forth in Code Section 422(a)). Such notice shall be in writing and directed to the Secretary of the Company.

9. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any fiscal year of the Company, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares effected without receipt of consideration by the Company or (ii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not require any adjustments pursuant to this Section 9. Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to this Plan or any Award, except in connection with an event described in clause (i) above. Any such adjustments shall be in accordance with the applicable provisions of Code Sections 162(m), 409A and 424, to the extent applicable.

10. Corporate Transactions/Related Entity Dispositions.

(a) Termination of Award to Extent Not Assumed.

(i) Corporate Transaction. Effective upon the consummation of a Corporate Transaction, all outstanding Awards under the Plan shall terminate without any payment for such Award (whether or not then vested). However, all such Awards shall not terminate to the extent they are Assumed in connection with the Corporate Transaction.

(ii) Related Entity Disposition. Effective upon the consummation of a Related Entity Disposition, for purposes of the Plan and all Awards, there shall be a deemed termination of Continuous Service of each Grantee who is at the time engaged primarily in service to the Related Entity involved in such Related Entity Disposition and each Award of such Grantee which is at the time outstanding under the Plan shall be exercisable only in accordance with the terms of the Award Agreement evidencing such Award. However, such Continuous Service shall not be deemed to terminate as to the portion of any such award that is Assumed.

(b) Acceleration of Award Upon Corporate Transaction /Related Entity Disposition. The Administrator shall have the authority, exercisable either in advance of any actual or anticipated Corporate Transaction or Related Entity Disposition or at the time of an actual Corporate Transaction or Related Entity Disposition and exercisable at the time of the grant of an Award under the Plan or any time while an Award remains outstanding, to provide for the full or partial automatic vesting and exercisability of one or more outstanding unvested Awards under the Plan and the release from restrictions on transfer and repurchase or forfeiture rights of such Awards in connection with a Corporate Transaction or Related Entity Disposition, on such terms and conditions as the Administrator may specify. With respect to any Award that continues in effect after a Corporate Transaction or Related Entity Disposition, the Administrator also shall have the authority to condition any such Award vesting and exercisability or release from such limitations upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction or Related Entity Disposition. The Administrator may provide that any Awards so vested or released from such limitations in connection with a Related Entity Disposition, shall remain fully exercisable until the expiration or sooner termination of the Award.

(c) Effect of Acceleration on Incentive Stock Options. The portion of any Incentive Stock Option accelerated under this Section 90 in connection with a Corporate Transaction or Related Entity Disposition shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

11. Effective Date and Term of Plan. The Plan shall become effective upon approval by the Board and its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years from the date the Plan is adopted, or if earlier, ten (10) years from the date of stockholder approval, whichever is earlier, unless sooner terminated. Subject to Section 16, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

12. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment prior to such Plan amendment becoming effective in such a manner and to such a degree as required by Applicable Laws.

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 11, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

(d) No provision of this Section 12 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A of the Code.

13. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or Related Entity to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

15. No Effect on Retirement and Other Benefit Plans. Except as otherwise provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any such retirement or other benefit plan of the Company or Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. No Awards may be granted prior to approval of the Plan by the Board and the stockholders.

17. Securities Matters.

(a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all Applicable Laws and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition to the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee deems necessary or desirable.

(b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all Applicable Laws and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its discretion, defer the effectiveness of an exercise of an Option hereunder or the issuance or transfer of shares of Common Stock pursuant to any Award pending or to ensure compliance under federal or state securities laws or the rules or regulations of any exchange on which the Shares are then listed for trading. The Company shall inform the Grantee in writing of its decision to defer the effectiveness of the exercise of an Option or the issuance or transfer of shares of Common Stock pursuant to any Award. During the period that the effectiveness of the exercise of an Option has been deferred, the Grantee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(d) A Grantee shall be required to forfeit any and all rights under Awards or to reimburse the Company for any payment under any Award (with interest as necessary to avoid imputed interest or original issue discount under the Code or as otherwise required by applicable law) to the extent applicable law or any applicable claw-back or recoupment policy of the Company or any of its Related Entities requires such forfeiture or reimbursement.

18. Compliance with Section 409A. It is intended that Awards that are granted under the Plan shall be exempt from treatment as “deferred compensation” subject to Code Section 409A unless otherwise specified by the Administrator. Towards that end, all Awards under the Plan are intended to contain such terms as will qualify the Awards for an exemption from Code Section 409A unless otherwise specified by the Administrator. To the extent the Administrator desires to grant an Award that is subject to Code Section 409A, the Award Agreement shall provide for the permissible payment event and shall contain such other provisions (including the six-month delay for amounts payable to a “specified employee” on separation from service, if applicable) as are intended to reflect compliance with Code Section 409A. The terms of the Plan and all Awards granted hereunder shall be construed consistent with the foregoing intent. Notwithstanding any other provision hereof, the Administrator may amend any outstanding Award without Participant’s consent if, as determined by the Administrator, in its sole discretion, such amendment is required either to (a) confirm exemption under Code Section 409A, (b) comply with Code Section 409A or (c) prevent the Grantee from being subject to any tax or penalty under Code Section 409A. Notwithstanding the foregoing, however, neither the Company nor any Related Entity nor the Administrator shall be liable to a Grantee or any other person if an Award that is subject to Code Section 409A or the Grantee or any other person is otherwise subject to any additional tax, interest or penalty under Code Section 409A. Each Grantee is solely responsible for the payment of any tax liability (including any taxes, penalties and interest that may arise under Section 409A of the Code) that may result from an Award.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors Nominees	☐	☐	☐
01	Paul E. Grutzner 02 Brian A. Runkel 03 Carl E. Sheffer
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:							For	Against	Abstain
2	Proposal to ratify the appointment of Haskell & White LLP as the Company’s independent auditors for its fiscal year ending April 30, 2012.						☐	☐	☐
3	Proposal to approve the Quantum Fuel Systems Technologies Worldwide, Inc. 2011 Stock Incentive Plan.						☐	☐	☐
4	Advisory and non-binding vote to approve the compensation of the Company’s named executive officers.						☐	☐	☐

The Board of Directors recommends you vote 3 YEARS on the following proposal:						1 year	2 years	3 years	Abstain
5	Advisory and non-binding vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers.					☐	☐	☐	☐
NOTE: In their discretion, the proxy agents named above are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/ are available at www.proxyvote.com .

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QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE INC

Annual Meeting of Stockholders

October 27, 2011 1:30 PM PDT

This proxy is solicited by the Board of Directors

The stockholder hereby appoints Alan P. Niedzwiecki and W. Brian Olson, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. that the stockholder is entitled to vote at the Annual Meeting of stockholders to be held at 1:30 PM PDT on October 27, 2011, at the Hyatt Regency Irvine, 17900 Jamboree Blvd., Irvine, CA 92014, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side